Exhibit 99.1

EXECUTION VERSION

EQUITY INTERESTS PURCHASE AGREEMENT

by and among

CF COREVEST PARENT I LLC,

CF COREVEST PARENT II LLC,

COREVEST Management Partners LLC

RWT HOLDINGS, INC.

REDWOOD TRUST, INC., SOLELY FOR PURPOSES OF SECTION 5.8 AND ARTICLE XI

and

THE MANAGEMENT HOLDERS

Dated as of October 14, 2019

i

ii

Schedule A	Securitization Definitions

Schedule 2.8	Management Deferred Consideration Amount; Redwood Stock Allocation

iii

EQUITY INTERESTS PURCHASE AGREEMENT, dated as of October 14, 2019 (this “Agreement”), by and among CF CoreVest Parent I LLC, a Delaware limited liability company (“Fortress Seller I”), CF CoreVest Parent II LLC, a Delaware limited liability company (“Fortress Seller II”, and together with Fortress Seller I, the “Fortress Sellers”), CoreVest Management Partners LLC, a Delaware limited liability company (“Management Seller” and, together with Fortress Seller I and Fortress Seller II, each, a “Seller” and collectively, the “Sellers”), RWT Holdings, Inc., a Delaware corporation (the “Buyer”), Redwood Trust, Inc., a Maryland corporation (the “Guarantor”), solely for purposes of Section 5.8 and Article XI, and Elizabeth A. O’Brien, J. Christopher Hoeffel and Ryan McBride, individuals (the “Management Holders”).

WHEREAS, Fortress Seller I owns all of the outstanding membership interests (the “CFC Holdings I Interests”) of CF CoreVest Holdings I LLC, a Delaware limited liability company (“CFC Holdings I”);

WHEREAS, CFC Holdings I owns all of the outstanding Class A Units (as defined in the CAF Lender LLC Agreement) of CoreVest American Finance Lender LLC, a Delaware limited liability company (“CAF Lender”);

WHEREAS, Management Seller owns all of the outstanding Class B Units (as defined in the CAF Lender LLC Agreement) of CAF Lender (the “CAF Lender Class B Interests”);

WHEREAS, CFC Holdings I owns all of the outstanding membership interests of CF CoreVest UST Asset Investor I LLC, a Delaware limited liability company (“CFC I”) other than the membership interests of CFC I owned by Management Seller (such membership interests, the “CFC I Promote Interests”);

WHEREAS, Fortress Seller II owns all of the outstanding membership interests (the “CFC Holdings II Interests” and, together with the CFC Holdings I Interest, the “Fortress Held Interests”) of CF CoreVest Holdings II LLC, a Delaware limited liability company (“CFC Holdings II”);

WHEREAS, CFC Holdings II owns all of the outstanding membership interests of CF CoreVest UB Asset Investor II LLC, a Delaware limited liability company (“CFC II”), other than the membership interests of CFC II owned by Management Seller (such membership interests, the “CFC II Promote Interests” and together with the CFC I Promote Interests and the CAF Lender Class B Interests, the “Management Held Interests”);

WHEREAS, subject to the terms and conditions of this Agreement, the Buyer desires to purchase the Fortress Held Interests and the Management Held Interests (collectively, the “Equity Interests”), and the Sellers desire to sell to the Buyer all the Equity Interests;

WHEREAS, on or prior to the date hereof, the Management Seller has (i) on behalf of each RWT Shareholder, delivered the applicable Share Distribution and Acquisition Agreement executed by the Management Seller, Employee HoldCo and such RWT Shareholder, (ii) on behalf of each RWT Shareholder, delivered an employment and confidentiality agreement (each an “Employment and Confidentiality Agreement”) executed by such RWT Shareholder, and (iii) delivered evidence of the termination of each employment agreement set forth under the caption “Management Agreements” on Section 4.12(a) of the Disclosure Schedules along with a waiver executed by the applicable employee of any and all claims pertaining to such employment agreements, in each case, that will become effective as of the Closing; and

WHEREAS, on or prior to the date hereof, Buyer has executed and delivered a Share Distribution and Acquisition Agreement with respect to each RWT Shareholder that will become effective as of the Closing.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

I.                    DEFINITIONS; CERTAIN INTERPRETIVE MATTERS.

1.1              Definitions.

“Acquired Companies” collectively, (a) CFC Holdings I; (b) CFC Holdings II; (c) CAF Lender; (d) CAF LLC; (e) the Securitization Entities; (f) CAF Sub REIT DRE; (g) CAF Hedge MS; (h) CAF Hedge GS; (i) CAF National; (j) CFC I; (k) CFC II; (l) CFC UB Cayman; (m) CFC Purchaser; (n) CAF Lending; (o) CAF Bridge Lending; (p) CAF Term Borrower MS; (q) CAF REO-1; (r) CAF REO-2; (s) CAF Bridge Borrower MS; (t) CAF Borrower GS; (u) CAF Depositor; (v) CAF BPH; (w) CFC MHL HE Assets; (x) CFC MHL Investor; and (y) CFC MHL MTMY Assets.

“Acquired Company Data” has the meaning set forth in Section 4.28(b).

“Acquired Company IT Systems” has the meaning set forth in Section 4.28(a).

“Acquired Company Tax Partnership” has the meaning set forth in Section 7.3(a).

“Acquisition Transaction” means (A) any merger, consolidation or other form of business combination with or involving any Acquired Company, (B) the sale, license, disposition or acquisition of all or substantially all of the business or assets of any Acquired Company (exclusive of loan sales and securitizations in the ordinary course of any Acquired Company’s business), or (C) the issuance, grant, disposition or acquisition, whether direct or indirect, of (1) any capital stock or other equity security of any Acquired Company, (2) any option, call, warrant or right to acquire any capital stock or other equity security of any Acquired Company, or (3) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any Acquired Company.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such specified Person. When used in this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of a majority of the equity interests or the power to elect a majority of the board of directors (or Persons performing similar functions) of such specified Person, whether through the ownership of voting securities, status as a general partner, by contract or otherwise. Notwithstanding the foregoing, SoftBank and members of the SoftBank Group shall not be deemed an Affiliate of any Seller for any purposes hereunder.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.6.

“Ancillary Agreements” means the Equity Transfer Instruments and the Escrow Agreement.

“Balance Sheet” has the meaning set forth in Section 4.6(a).

“Business Day” means any day other than a Saturday or Sunday or a holiday on which commercial banks in New York, New York are authorized or required by Law to close.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Indemnitees” has the meaning set forth in Section 9.1.

“Buyer Plans” has the meaning set forth in Section 6.5(b).

“Buyer Released Claims” has the meaning set forth in Section 6.16(b).

“Buyer Releasees” has the meaning set forth in Section 6.16(b).

“Buyer Releasors” has the meaning set forth in Section 6.16(b).

“CAF Borrower GS” means CAF Borrower GS LLC, a Delaware limited liability company.

“CAF BPH” means CoreVest American Finance BPH LLC, a Delaware limited liability company.

“CAF Bridge Borrower MS” means CAF Bridge Borrower MS LLC, a Delaware limited liability company.

“CAF Bridge Lending” means CAF Bridge Lending, LLC, a Delaware limited liability company.

“CAF Depositor” means CoreVest American Finance Depositor LLC, a Delaware limited liability company.

“CAF Hedge GS” means CAF Hedge GS, LLC, a Delaware limited liability company.

“CAF Hedge MS” means CAF Hedge MS, LLC, a Delaware limited liability company.

“CAF Lender” has the meaning set forth in the recitals to this Agreement.

“CAF Lender Class B Interests” has the meaning set forth in the recitals to this Agreement.

“CAF Lender LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of CAF Lender, dated as of July 17, 2017, by and among the members of CAF Lender.

“CAF Lending” means CAF Lending, LLC, a Delaware limited liability company.

“CAF LLC” means CoreVest American Finance LLC, a Delaware limited liability company.

“CAF National” means CAF National, LLC, a Delaware limited liability company.

“CAF REO-1” means CAF REO-1, LLC, a Delaware limited liability company.

“CAF REO-2” means CAF REO-2, LLC, a Delaware limited liability company.

“CAF Sub REIT DRE” means CAF Sub REIT DRE, LLC, a Delaware limited liability company.

“CAF Term Borrower MS” means CAF Term Borrower MS, LLC, a Delaware limited liability company.

“Cancelled Entities” means collectively, CAF Bridge Borrower 1, LLC, CAF Term Borrower 1, LLC, CAF Term Borrower CT, LLC and CAF Borrower DB, LLC.

“Cap” has the meaning in Section 9.2(b).

“Cash” means all cash, cash equivalents, bank deposits, investment accounts, lockboxes, certificates of deposit, marketable securities and similar cash items.

“CFC Holdings I” has the meaning set forth in the recitals to this Agreement.

“CFC Holdings I Interests” has the meaning set forth in the recitals to this Agreement.

“CFC Holdings II” has the meaning set forth in the recitals to this Agreement.

“CFC Holdings II Interests” has the meaning set forth in the recitals to this Agreement.

“CFC MHL HE Assets” means CF CoreVest MHL HE Assets LLC, a Delaware limited liability company.

“CFC MHL Investor” means CF CoreVest MHL Investor LLC, a Delaware limited liability company.

“CFC MHL MTMY Assets” means CF CoreVest MHL MTMY Assets LLC, a Delaware limited liability company.

“CFC Purchaser” means CF CoreVest Purchaser LLC, a Delaware limited liability company.

“CFC I” has the meaning set forth in the recitals to this Agreement.

“CFC I Promote Interests” has the meaning set forth in the recitals to this Agreement.

“CFC II” has the meaning set forth in the recitals to this Agreement.

“CFC II Promote Interests” has the meaning set forth in the recitals to this Agreement.

“CFC UB Cayman” means CF CoreVest UB Cayman Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.

“Clients” has the meaning set forth in Section 11.15(a).

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“Closing Date Statement” has the meaning set forth in Section 2.5(a).

“Closing Form 8-K” has the meaning set forth in Section 6.2.

“Code” means the Internal Revenue Code of 1986.

“Company Intellectual Property” has the meaning set forth in Section 4.10(b).

“Company Licensed IP” mean any and all Intellectual Property owned by any third party and licensed or sublicensed (or with respect to which a covenant not to sue has been granted) to the Company (including under any Material IP Contract) and which is material to the conduct of the business of the Acquired Companies, taken as a whole.

“Company Owned Software” means all software included in the Company Intellectual Property.

“Company Registered IP” has the meaning set forth in Section 4.10(a)(i).

“Company’s Knowledge” or words of similar effect means the actual knowledge of those individuals set forth on Schedule 1.1(a) after due inquiry.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of July 1, 2019, between Fortress Investment Group LLC and Redwood Trust, Inc., as amended by the Amendment to Confidentiality Agreement, dated as of August 21, 2019, between Fortress Investment Group LLC and Redwood Trust, Inc.

“Consent” means any consent, confirmation, approval, authorization, notice, order, filing, registration or qualification of, by or with, or from any Governmental Authority or any other third party.

“Continuing Employee” means an employee currently working for or on behalf of the Acquired Companies (pursuant to the Acquired Companies’ co-employment arrangement with ADP).

“Contract” means any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement, whether written or oral.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local law.

“Covered Executives” has the meaning set forth in Section 6.10(b)(i).

“Covered Persons” has the meaning set forth in Section 6.3(a).

“Data Room” means the virtual data room titled “Project Stingray” hosted by Merrill Corporation.

“De Minimis Amount” has the meaning set forth in Section 9.2(a).

“Dechert” means Dechert LLP.

“Deductible” has the meaning set forth in Section 9.2(a).

“Directly Acquired Entities” means CFC Holdings I, CFC Holdings II, CAF Lender, CFC I and CFC II.

“Directly Acquired Management Entities” means CAF Lender, CFC I and CFC II.

“Disclosure Schedules” mean the disclosure schedules delivered by (i) the Sellers to the Buyer and (ii) the Buyer to the Sellers, in each case, simultaneously with the execution of this Agreement.

“Distributable Cash” means, with respect to each Acquired Company, all Cash held by such Acquired Company other than Cash in an amount necessary to meet all financial covenants and requirements of applicable Law, including net worth and capitalization requirements, under any Contract to which such Acquired Company is a party or any Law applicable to such Acquired Company.

“Employment and Confidentiality Agreement” has the meaning set forth in the recitals to this Agreement.

“Employee HoldCo” has the meaning set forth in Schedule 2.8.

“Enforceability Exceptions” means that the enforceability of a provision or document is subject to, or may be limited by, applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws affecting the rights of creditors generally or general principles of equity.

“Environmental Laws” means applicable U.S. Laws and the common law related to or addressing pollution, the protection of the environment, the protection of human health from exposure to Hazardous Materials, or the use, treatment, storage, disposal, release or transportation of Hazardous Materials.

“Equity Interests” has the meaning set forth in the recitals to this Agreement.

“Equity Transfer Instruments” has the meaning set forth in Section 2.4(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.

“ERISA Affiliate” means any Subsidiary of any Acquired Company or any other Person that, together with any Acquired Company, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Title IV of ERISA.

“Escrow Account” means the escrow account to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement.

“Escrow Agent” means Bank of America, National Association.

“Escrow Agreement” means an agreement by and among the Sellers’ Representative, the Escrow Agent and the Buyer, in the form of Exhibit I attached hereto.

“Escrow Amount” means ten million dollars ($10,000,000).

“Escrow Release Date” has the meaning set forth in Section 9.11(c).

“Estimated Net Book Value” has the meaning set forth in Section 2.2(b)(i).

“Estimated Purchase Price” has the meaning set forth in Section 2.2(a).

“Estimated Transaction Expenses” has the meaning set forth in Section 2.2(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934.

“Extended Survival Period” has the meaning set forth in Section 9.5(a).

“Family” means, with respect to an individual, (a) the individual’s spouse and any former spouses, (b) any other individual who is related to the individual or the individual’s spouse (or any former spouse) within the second degree and (c) any other individual who resides with such individual.

“Filing” means a registration, declaration, notice, report, submission or other filing.

“Final Net Book Value” has the meaning set forth in Section 2.5(a).

“Final Transaction Expenses” has the meaning set forth in Section 2.5(a).

“Financial Statements” has the meaning set forth in Section 4.6(a).

“Fortress Equity Transfer Instruments” has the meaning set forth in Section 2.4(a).

“Fortress Held Interests” has the meaning set forth in the recitals to this Agreement.

“Fortress Seller I” has the meaning set forth in the preamble of this Agreement.

“Fortress Seller II” has the meaning set forth in the preamble of this Agreement.

“Fortress Sellers” has the meaning set forth in the preamble of this Agreement.

“Fraud” means that a party to this Agreement committed actual and intentional fraud in the making of a representation set forth in this Agreement with actual knowledge (as opposed to constructive or imputed knowledge) of the falsity of such representation, with the intent of inducing another party to this Agreement to act, or refrain from acting, and upon which the other party acted or did not act in justifiable reliance on the representation, with resulting Losses.

“Fundamental Representations” means (a) with respect to each Seller, the representations and warranties set forth in Article III (other than Section 3.3), the first sentence of Section 4.1(a), Section 4.1(b), Section 4.2, Section 4.3, Section 4.4(a), Section 4.13 and Section 4.18, and (b) with respect to the Buyer, the representations and warranties set forth in Section 5.1, Section 5.2, and Section 5.6.

“Funding Schedule” means the schedule setting forth all payments to be made by the Buyer at Closing pursuant to Section 2.4(c) which is set forth in the sheet entitled “Settlement” in the Waterfall.

“GAAP” has the meaning set forth in Section 4.6(a).

“General Survival Period” has the meaning set forth in Section 9.5(a).

“Governmental Approval” means a Consent of, by or from any Governmental Authority.

“Governmental Authority” means any U.S. or non-U.S., federal, state or local government or quasi-governmental authority, court or tribunal or any unit, agency, subdivision, department, division, commission or instrumentality thereof and any self-regulatory authority, securities or futures exchange, arbitral panel or similar entity.

“Guaranteed Obligations” has the meaning set forth in Section 11.1.

“Guarantor” has the meaning set forth in the preamble of this Agreement.

“Guaranty” has the meaning set forth in Section 11.1.

“Guidelines” means the document or documents in effect as of the date hereof and attached hereto as Schedule 1.1(b) that set forth the guidelines regarding the origination, underwriting and acquisition of Loans by any Acquired Company.

“Hazardous Material” means any hazardous waste, substance or material, or any pollutant or contaminant, including, petroleum, petroleum products, asbestos, polychlorinated biphenyls, and any type or form of fungus (and substance produced or released by fungus), including toxic mold, that is defined by, regulated under or that can result in liability under Environmental Laws.

“Healthcare Reform Laws” means the Patient Protection and Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152, and the regulations and guidance issued thereunder.

“Hedging Agreement” means any Contract entered into by any Acquired Company pertaining to Hedging Assets.

“Hedging Assets” means all of the Acquired Companies’ interest rate swaps, caps, floors, collars, options, futures and forward contracts, foreign exchange contracts, currency swaps, principal only trades, treasury trades, or other arrangements, in each case designed to alter the risks arising from fluctuations in interest rates or currency values.

“Indebtedness” means, with respect to a Person, without duplication, (a) all indebtedness for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) all indebtedness for the deferred purchase price of property or services, (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) obligations of such Person under repurchase agreements, settlement agreements, sale/buy-back agreements or like arrangements, (g) all reimbursement, payment or similar obligations, contingent or otherwise, under acceptance, letter of credit or similar facilities, (h) all net liabilities or obligations under any interest rate swap, interest rate cap, interest rate floor, interest rate collar, futures and forward contracts, foreign exchange contracts, currency swaps, principal only trades, treasury trades, or other similar instruments or agreements, (i) indebtedness or obligations secured by a lien (other than a Permitted Lien) on the assets of any Acquired Company and (j) any liability of others described in clauses (a) through (i) above that the Person has guaranteed or that is otherwise its legal liability and, including in clause (a) through this clause (j), any accrued and unpaid interest or penalties thereon and any off-balance sheet indebtedness.

“Indemnified Party” has the meaning set forth in Section 9.6(a).

“Indemnifying Party” has the meaning set forth in Section 9.6(a).

“Intellectual Property” has the meaning set forth in Section 4.10(b).

“Investor” means any third party public or private investor, other than a Securitization Entity, that has purchased, or is designated and has agreed to purchase, any loans from any Acquired Company.

“IT Assets” means any and all computers, software, hardware, systems, servers, workstations, routers, hubs, switches and other information technology equipment, and all associated documentation.

“Laws” means any U.S. or non-U.S., federal, state, provincial or local statute, law, directive, ordinance, rule, administrative ruling, regulation, or requirement of any Governmental Authority and any Order.

“Leased Real Property” has the meaning set forth in Section 4.9(a).

“Liens” means, with respect to any specified asset, any and all mortgages, liens, claims, encumbrances, options, pledges and security interests thereon of any kind (including, with respect to the Equity Interests, any community property interest and any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership).

“Loan” means any debt obligation (or participation interest therein) that is: (a)  secured by a lien on a fee or leasehold interest in real estate or by a security interest in the direct or indirect equity interests in an entity that owns a fee or leasehold interest in real estate; and (b) as of the relevant date, is held by one of the Acquired Companies (other than any Securitization Entity).

“Loan Documents” means the Note, Security Instrument and other documents evidencing, securing and/or guaranteeing a Loan.

“Loan File” means the records and files maintained by the Acquired Companies or its designee with respect to a Loan, including the Loan Documents with respect to such Loan (or copies thereof).

“Loan Premium” means an amount equal to six million nine hundred thousand dollars ($6,900,000).

“Loss” means actual out-of-pocket losses, damages, liabilities, Taxes, costs or expenses of whatever kind, including reasonable attorneys’ fees; provided, however, that exemplary or punitive damages shall be deemed Losses solely to the extent actually recovered by a third-party in connection with a Third-Party Claim; provided, further, that “Losses” shall solely include consequential, indirect, or incidental damages to the extent that such damages are the foreseeable result of the breach; provided, further, that “Losses” shall not include special damages, loss of enterprise value, diminution in the value of any business, lost profits, lost opportunity, or loss of goodwill other than, solely with respect to Loans that are loans secured by single family or multi-family rental properties, bridge loans or single-asset loans, diminution in value of such Loans.

“Management Agreements” means the agreements set forth under the caption “Management Agreements” on Section 4.12(a) of the Disclosure Schedules.

“Management Deferred Consideration Amount” means 16.75% of the pro rata portion of the Estimated Purchase Price less the Escrow Amount allocated to the Management Seller with respect to its CAF Lender Class B Interests. The Management Deferred Consideration Amount is set forth in cell E10 of the sheet entitled “Sources and Uses” in the Waterfall.

“Management Equity Transfer Instruments” has the meaning set forth in Section 2.4(b).

“Management Held Interests” has the meaning set forth in the recitals to this Agreement.

“Management Holder” has the meaning set forth in the preamble to this Agreement.

“Management Seller” has the meaning set forth in the preamble of this Agreement.

“Management Seller’s Representative” has the meaning set forth in Section 2.7(b).

“Material Adverse Effect” means an event, change or effect, individually or in the aggregate with other events, changes or effects, that is or would be reasonably expected to be materially adverse to (a) the ability of the Sellers to consummate the transactions contemplated by this Agreement or (b) the business, assets, liabilities, financial condition or results of operations of the Acquired Companies, taken as a whole, other than, in the case of clause (b), events, changes or effects: (i) occurring generally in the U.S. economy or capital markets; (ii) generally affecting the industry or industries in which the Acquired Companies operate; (iii) resulting from changes in Law or GAAP (or the interpretation thereof); (iv) resulting from any national or international political or social conditions, including an outbreak or escalation of hostilities, the declaration of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto; (v) resulting from any change in interest rates or economic conditions generally, or changes in any financial, commodity, currency or market conditions generally; (vi) resulting from the announcement or the execution of this Agreement, or the pendency of the transactions contemplated hereby or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, lenders, partners, providers and employees; (vii) the taking of any action contemplated by this Agreement or at the written request of the Buyer; (viii) resulting from any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God, or other force majeure event; (ix) resulting from any failure, in and of itself, of the Acquired Companies, taken as a whole, to meet any projections, budgets or forecasts (provided that this clause (ix) shall not prevent a determination that any event, change or effect underlying such failure to meet projections, budgets or forecasts has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)); or (x) resulting from any modification to the value of any of the Loans since December 31, 2018 (provided that this clause (x) shall not prevent a determination that any event, change or effect underlying such modification has resulted in a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect)); provided, however, that, in the case of the immediately preceding clauses (i), (ii), (iii), (iv), (v), and (viii), such changes or events shall only be disregarded for the purposes of determining whether there has been a Material Adverse Effect to the extent such changes or events do not affect the Acquired Companies, taken as a whole, in a disproportionate manner relative to other companies engaged in the industry or industries in which the Acquired Companies operate.

“Material Contract” has the meaning set forth in Section 4.14.

“Material IP Contract” has the meaning set forth in Section 4.10(a).

“Measurement Time” means 12:01 a.m. New York time on the Closing Date.

“Model Home Lease Asset” means a single family home owned by an Acquired Company subject to a lease to a homebuilder for use as a model home.

“Mortgage” means, with respect to any Loan, the mortgage, security deed, deed of trust or comparable instrument securing such Loan, together with any and all modifications, supplements and/or amendments thereto.

“Net Book Value” means total members’ equity, as of the date of determination, of the Acquired Companies (including, for the avoidance of doubt, all accounts receivable of the Acquired Companies), calculated in accordance with GAAP and the historical accounting principles, practices, methodologies and policies of the Acquired Companies to the extent not inconsistent with GAAP.

“Net Excess Amount” has the meaning set forth in Section 2.5(d)(ii).

“Net Shortfall Amount” has the meaning set forth in Section 2.5(d)(i).

“Neutral Accounting Firm” has the meaning set forth in Section 2.5(b).

“Note” means, with respect to any Loan, the promissory note evidencing a borrower’s obligation to repay such Loan, together with any and all riders, allonges, modifications, supplements and/or amendments thereto.

“Open Source Software” means any software that is subject to the terms of any license agreement in a manner that requires that such software, or other software incorporated into, derived from or distributed with such software, be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no charge.  Without limiting the foregoing, any software that is subject to the terms of any of the licenses certified by the Open Source Initiative and listed on its website (www.opensource.org) is Open Source Software.

“Order” means any judgment, order, injunction, ruling, award, decision, injunction, settlement or decree of any Governmental Authority.

“Outside Date” has the meaning set forth in Section 10.1(d).

“Partnership Tax Audit Rules” means Sections 6221 through 6241 of the Code, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax law), as in effect following the enactment of the Bipartisan Budget Act of 2015.

“Past Loans” means loans that were originated or held by an Acquired Company but, as of the relevant date, are no longer held by any Acquired Company.

“Pension Plan” has the meaning set forth in Section 4.12(c).

“PEO Contract” means that certain ADP TotalSource® Client Services Agreement by and between ADP TotalSource, Inc. and CAF Lender (formerly known as Colony American Finance Lender LLC), dated July 7, 2017, including all addenda thereto and elections forming a part thereof.

“Permits” has the meaning set forth in Section 4.15(b).

“Permitted Equity Liens” means (a) Liens created by this Agreement, (b) Liens that are set forth in the certificate of formation and limited liability company operating agreement or partnership agreement, or certificate of incorporation and by-laws (or comparable documents) of the applicable Directly Acquired Entity, (c) Liens arising under applicable securities Laws and (d) Liens created by actions of the Buyer from and after the Closing.

“Permitted Liens” means (a) mechanics’, carriers’, or workmen’s, repairmen’s or similar Liens arising or incurred in the ordinary course of business; (b) Liens for Taxes, assessments and any other governmental charges which are not yet delinquent or which may hereafter be paid without penalty or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been recorded in the Financial Statements in accordance with GAAP; (c) Liens securing rental payments under capital lease agreements; (d) Liens on real property (including easements, covenants, rights of way and similar restrictions of record) that (i) are matters of record, or (ii) would be disclosed by a current, accurate survey or physical inspection of such real property; (e) statutory or contractual Liens of lessors or Liens on the lessor’s or prior lessor’s interest; (f) Liens on Section 1.1(b) of the Disclosure Schedules; (g) Liens or transfers of title or ownership related or pursuant to the Repo Credit Facilities or the Securitization Documents; and (h) other imperfections of title, zoning restrictions or Liens, if any, which imperfections of title or other Liens, individually or in the aggregate, do not materially impair the value of the property to which they relate or the continued use and operation of the assets to which they relate.

“Person” means any individual, corporation, limited liability company, partnership, joint venture association, trust, estate, unincorporated organization or a government or any department or agency thereof.

“Personal Property” has the meaning set forth in Section 4.8.

“Piper Jaffray” means Piper Jaffray & Co.

“Plan” and “Plans” has the meaning set forth in Section 4.12(a).

“Post-Closing Tax Period” means any Taxable Period beginning after the Closing Date.

“Pre-Closing Engagements” has the meaning set forth in Section 11.15(a).

“Pre-Closing Tax Period” means any Taxable Period that ends on or before the Closing Date.

“Premium” means an amount equal to one hundred and thirty million dollars ($130,000,000) plus the Loan Premium.

“Proceeding” means any suit, action, proceeding, arbitration, audit, hearing or investigation (in each case, whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Purchase Price” has the meaning set forth in Section 2.2(a).

“Push-Out Election” means the election to apply the alternative method provided by Section 6226 of the Code (or any analogous provision of state or local tax law).

“Redwood Stock” means fully paid, non-assessable and validly issued shares of common stock, par value $0.01 per share, of Guarantor to which the Management Seller or the RWT Shareholders, as its direct or indirect equity holders, may be entitled pursuant to Schedule 2.8.

“Related Person” means (a) with respect to any Person that is not an individual, (i) any Affiliate of such Person, (ii) any Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (iii) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (iv) any Person that has direct or indirect beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power or equity securities or other equity interests representing at least 10% of the outstanding equity interests (a “Material Interest”) in such Person and (v) any Person in which such Person or an Affiliate of such Person holds a Material Interest and (b) with respect to any Person that is an individual (i) each other member of such individual’s Family, (ii) any Affiliate of such Person or one or more members of such Person’s Family, (iii) any Person in which such Person or members of such Person’s Family hold (individually or in the aggregate) a Material Interest and (iv) any Person with respect to which such Person or one or more members of such Person’s Family serves as a director, officer, partner, executor, or trustee (or in any other similar capacity). Notwithstanding the foregoing, SoftBank and members of the SoftBank Group shall not be deemed a Related Person of any Seller for any purposes hereunder.

“REO” means any property owned by an Acquired Company acquired in the conduct of its business as a result of foreclosure or any other method in satisfaction of the indebtedness of a Loan or any Past Loan.

“Repo Credit Facilities” means (a) that certain Master Repurchase and Securities Contract Agreement, dated as of December 29, 2015, as amended, by and between Morgan Stanley Bank, N.A. and CAF Term Borrower MS, (b) that certain Master Repurchase and Securities Contract Agreement, dated as of August 29, 2017, as amended, between Morgan Stanley Bank, N.A., as buyer, and CAF Bridge Borrower MS, as seller, (c) that certain Amended and Restated Master Repurchase Agreement, dated as of March 5, 2019, as amended, among Goldman Sachs Bank USA, as buyer and repo agent, and CAF Borrower GS, as seller, and (d) that certain Master Repurchase Agreement, dated as of July 2, 2019, by and among Goldman Sachs Bank USA, as buyer, and CAF BPH, as seller.

“Representatives” of a Person means its directors, officers, employees, Affiliates, agents, attorneys, advisors or other representatives.

“Restricted Business” has the meaning set forth in Section 6.10(a).

“Reverse Termination Fee” has the meaning set forth in Section 10.2(b).

“Reverse Waterfall Allocation” has the meaning set forth in Section 2.7(e).

“RWT Shareholders” means the Management Holders and the other employees of CAF Lender identified on Schedule 2.8.

“Section 1542” has the meaning set forth in Section 6.16(c).

“Securities Act” means the Securities Act of 1933.

“Securitization Documents” has the meaning set forth in Schedule A.

“Securitization Entities” has the meaning set forth in Schedule A.

“Securitization Indentures” has the meaning set forth in Schedule A.

“Securitization Issuers” has the meaning set forth in Schedule A.

“Securitization Mortgage Loan Purchase Agreements” has the meaning set forth in Schedule A.

“Securitization Servicing Agreements” has the meaning set forth in Schedule A.

“Securitization Trust” has the meaning set forth in Schedule A.

“Security Instrument” means, with respect to a Loan, the related Mortgage, together with any and all modifications, supplements and/or amendments thereto.

“Seller Indemnitees” has the meaning set forth in Section 9.3(a).

“Seller Objection” has the meaning set forth in Section 2.5(b).

“Seller Payment” has the meaning set forth in Section 2.7(e).

“Seller Released Claims” has the meaning set forth in Section 6.16(a).

“Seller Releasees” has the meaning set forth in Section 6.16(a).

“Seller Releasors” has the meaning set forth in Section 6.16(a).

“Sellers” has the meaning set forth in the preamble of this Agreement.

“Sellers’ Representative” has the meaning set forth in Section 2.7(a).

“Servicing Contract” means a servicing agreement, pooling and servicing agreement, trust and servicing agreement or other servicing contract (and any and all amendments thereto), pursuant to which any Loan owned or serviced by the Acquired Companies or any Past Loan held by a Securitization Entity is serviced or subserviced by a third party servicer.

“Share Distribution and Acquisition Agreements” means the agreements pursuant to which Guarantor shall issue Redwood Stock to each RWT Shareholder.

“Sidley” has the meaning set forth in Section 11.15(a).

“SoftBank” means SoftBank Group Corp.

“SoftBank Group” means any Person controlling, controlled by or under common control with SoftBank that is not also controlled by Fortress Investment Group LLC. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any specified Person, shall mean the power, directly or indirectly, to direct the policies of such specified Person, whether through the ownership of voting securities, by contract or otherwise.

“Specified Interim Covenants” has the meaning set forth in Section 9.1(a).

“Specified Persons” has the meaning set forth in Section 10.2(c).

“Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.

“Subsidiary” of any Person means (i) any Person, an amount of the voting equity interests of which is sufficient to elect at least a majority of the board of directors, board of managers, or other governing body of such corporation, limited liability company, joint venture, trust, or other legal entity owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of such Person or a combination thereof or (ii) any partnership of which such Person or another Subsidiary of such Person is the general partner.

“Surviving Acquired Company” means any Directly Acquired Entity that continues as a taxable entity for state or local tax purposes after the Closing.

“Tax” (including “Taxes”) means (a) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding on amounts paid to or by any Person, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, environmental, escheat payments or unclaimed property, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority and (b) any liability for the payment of amounts determined by reference to amounts described in clause (a) as a result of being or having been a member of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax sharing arrangement), as a result of being a transferee or successor, or otherwise.

“Tax Period” or “Taxable Period” means any period prescribed by any Governmental Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Return” means any return, declaration, report, claim for refund, statement, information return or statement or other document required to be filed or furnished with respect to any Taxes including any schedule thereto, and including any amendment thereof or declaration of estimated Tax.

“Third-Party Claim” has the meaning set forth in Section 9.6(a).

“TotalSource” means ADP TotalSource, Inc.

“Transaction Expenses” means all third party, out-of-pocket costs, fees and expenses incurred in connection with or in anticipation of the negotiation, execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, solely to the extent such costs, fees and expenses are payable or reimbursable by any Acquired Company (other than any costs, fees or expenses incurred (x) by, on behalf of, or at the request of, the Buyer or any Affiliate thereof (including any such costs incurred in connection with any refinancing of any Indebtedness of the Acquired Companies, or any accounting or related services performed by Ernst & Young LLP with respect to the Acquired Companies) or (y) in connection with obtaining any Consent from, any third party, including any lender, financing source or landlord), including (i) all fees and expenses payable to Piper Jaffray and all other brokerage fees, commissions, finders’ fees or financial advisory fees so incurred and (ii) the fees and expenses of Sidley and Dechert and all other fees and expenses of legal counsel, accountants, consultants and other experts and advisors so incurred.

“Transfer Taxes” has the meaning set forth in Section 6.7(b).

“Treasury Regulations” means the regulations promulgated under the Code.

“Waterfall” means the allocation spreadsheet exchanged between the parties on October 14, 2019, as confirmed by email in connection with the execution of this Agreement.

1.2              Certain Interpretive Matters. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a)              when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the section or subsection in which the reference occurs;

(b)              the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)              whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise;

(d)               “or” shall be construed in the inclusive sense of “and/or”;

(e)              the words “hereof,” “herein,” “hereby,” “hereto,” “herewith” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

(f)               all references herein to “$” or dollars shall refer to United States dollars;

(g)              no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty;

(h)               it is the intent of the parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative;

(i)               references to a Person are also to its successors and permitted assigns, and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities;

(j)               any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified;

(k)              the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(l)               words of any gender include each other gender and neuter form;

(m)             references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto;

(n)              references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation;

(o)               any reference to a number of days shall refer to calendar days unless Business Days are specified;

(p)               if any action is to be taken or given on or by a particular calendar day and such calendar day is not a Business Day, then such action may be deferred until the next Business Day;

(q)               the word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”;

(r)                the term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; and

(s)                all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. The parties acknowledge that each party and its attorney have reviewed and participated in the drafting of this Agreement and that no rule of strict construction shall be applied against any party.

II.	PURCHASE AND SALE OF EQUITY INTERESTS.

2.1              Purchased Equity Interests. Subject to the terms and conditions of this Agreement, at the Closing:

(a)            the Fortress Sellers shall sell, surrender, assign, transfer and deliver to the Buyer free and clear of all Liens (except for Permitted Equity Liens) and the Buyer shall purchase from the Fortress Sellers, all the Fortress Held Interests;

(b)            the Management Seller shall sell, surrender, assign, transfer and deliver to the Buyer free and clear of all Liens (except for Permitted Equity Liens) and the Buyer shall purchase from the Management Seller, all of the Management Held Interests; and

(c)            each Seller shall withdraw as a member of each of the Directly Acquired Entities in which it is a member.

2.2              Purchase and Sale of the Equity Interests.

(a)            The aggregate purchase price (the “Purchase Price”) for the Equity Interests will be an amount equal to (i) Net Book Value as of the Measurement Time, plus (ii) the Premium, minus (iii) aggregate Transaction Expenses to the extent unpaid through the Measurement Time and not otherwise reflected as a liability on the books of the Acquired Companies. Such Purchase Price, as calculated by the Sellers’ Representative prior to the Closing based on the amounts set forth in and delivered pursuant to Section 2.2(b) shall be the “Estimated Purchase Price”. The Purchase Price shall be subject to further adjustment following the Closing as set forth in Section 2.5.

(b)            The parties acknowledge that prior to the Closing Date, the Chief Financial Officer or other competent officer of CAF Lender delivered to the Buyer, in writing:

(i)        a good faith estimate (“Estimated Net Book Value”) of Net Book Value as of the Measurement Time, together with related supporting calculations in reasonable detail (including, for greater certainty, the amount of expected cash to be held by the Acquired Companies, the anticipated accounts receivable of the Acquired Companies and a list of all Loans and corresponding unpaid principal balances thereon); and

(ii)     a good faith estimate, after reasonable consultation with all Persons with which Transaction Expenses are or have been accrued, of all Transaction Expenses reasonably anticipated to accrue or be due through the Measurement Time (“Estimated Transaction Expenses”), together with the account(s) to which such Transaction Expenses shall be paid.

2.3              Closing. The purchase and sale (the “Closing”) provided for in this Agreement will take place, no later than two (2) Business Days after the last of the closing conditions set forth in Article VIII have been satisfied or waived (excluding any conditions that are, by their nature, intended to be satisfied or waived on the Closing Date, but subject to the satisfaction or waiver of such conditions on the Closing Date), at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other time or date, or at such other place, as the Sellers’ Representative and the Buyer may agree (the date on which the Closing occurs, the “Closing Date”).

2.4              Closing Obligations. At the Closing:

(a)             The Fortress Sellers shall:

(i)                execute and deliver transfer instruments evidencing the sale of the Fortress Held Interests to the Buyer, in form and substance reasonably satisfactory to the Buyer (the “Fortress Equity Transfer Instruments”);

(ii)              execute and deliver to the Buyer a certificate, dated as of the Closing Date and signed by a duly authorized officer of each of the Fortress Sellers, certifying that each of the conditions set forth in Sections 8.2(a) and 8.2(b) has been satisfied with respect to such Fortress Seller;

(iii)              execute and deliver the Escrow Agreement to the Buyer and the Escrow Agent;

(iv)             execute and deliver to the Buyer a certificate of non-foreign status under Section 1445 of the Code and an IRS Form W-9 for each Fortress Seller;

(v)               cause to be executed and delivered to the Buyer resignation letters effective as of the Closing by each officer and director of each of the Acquired Companies who is affiliated with Fortress Investment Group LLC;

(vi)             deliver to the Buyer a final invoice from Piper Jaffray regarding all Transaction Expenses due to Piper Jaffray; and

(vii)            deliver to the Buyer a final invoice from Sidley regarding the Transaction Expenses due to Sidley through the Closing Date.

(b)            The Management Seller shall:

(i)                 execute and deliver transfer instruments evidencing the sale of all of the Management Held Interests to the Buyer, in form and substance reasonably satisfactory to the Buyer (the “Management Equity Transfer Instruments” and, together with the Fortress Equity Transfer Instruments, the “Equity Transfer Instruments”);

(ii)              execute and deliver a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Management Seller, certifying that each of the conditions set forth in Sections 8.2(a) and 8.2(b) has been satisfied with respect to the Management Seller;

(iii)            execute and deliver a certificate of non-foreign status under Section 1445 of the Code and an IRS Form W-9 for Management Seller; and

(iv)             deliver to the Buyer a final invoice from Dechert regarding the Transaction Expenses due to Dechert through the Closing Date.

(c)            The Buyer shall:

(i)        on behalf of the Sellers and the Acquired Companies, pay (or caused to be paid) in full by wire transfer of immediately available funds, all Estimated Transaction Expenses, if any, in accordance with the Funding Schedule;

(ii)        subject to Section 2.8, deliver the Estimated Purchase Price less the Escrow Amount to, or on behalf of, the Sellers in accordance with the Waterfall by wire transfer of immediately available funds to accounts specified in the Funding Schedule;

(iii)       execute and deliver the Equity Transfer Instruments to the applicable Seller (or Sellers);

(iv)      deliver the Escrow Amount to the Escrow Agent by wire transfer of immediately available funds to the account set forth on the Funding Schedule;

(v)        execute and deliver a certificate, dated as of the Closing Date and signed by a duly authorized officer of the Buyer, certifying that each of the conditions set forth in Sections 8.3(a) and 8.3(b) has been satisfied; and

(vi)      execute and deliver the Escrow Agreement to the Seller Representative and the Escrow Agent.

2.5              Purchase Price Adjustment.

(a)            Closing Date Statement. As soon as practicable but in no event later than ninety (90) days after the Closing Date, the Buyer shall cause the Acquired Companies to cause a competent officer to deliver to the Sellers’ Representative a statement (the “Closing Date Statement”) setting forth (i) Net Book Value as of the Measurement Time, together with related supporting calculations in reasonable detail (“Final Net Book Value”), (ii) aggregate Transaction Expenses accrued (whether paid or unpaid) through the Measurement Time (“Final Transaction Expenses”), and (iii) the Buyer’s good faith calculation of the Net Shortfall Amount or the Net Excess Amount, as applicable.

(b)            Dispute. Within sixty (60) days following receipt by the Sellers’ Representative of the Closing Date Statement, the Sellers’ Representative shall either inform the Buyer in writing that the Closing Date Statement is acceptable or deliver written notice (the “Seller Objection”) to the Buyer of any dispute the Sellers’ Representative, on behalf of the Sellers, has with respect to the preparation or content of the Closing Date Statement or the Final Net Book Value or the Final Transaction Expenses reflected therein. The Seller Objection must describe in reasonable detail the basis of the Seller Objection items contained in the Closing Date Statement that the Sellers’ Representative disputes and the basis for any such disputes. If the Sellers’ Representative does not notify the Buyer of a dispute with respect to the Closing Date Statement within such 60-day period, such Closing Date Statement and the Final Net Book Value or the Final Transaction Expenses reflected in the Closing Date Statement will be final, conclusive and binding on the parties. If the Sellers’ Representative delivers a Seller Objection within such 60-day period, any matters in such Closing Date Statement and the Final Net Book Value or the Final Transaction Expenses reflected in the Closing Date Statement that are not subject to such Seller Objection will be final, conclusive and binding on the parties. In the event a Seller Objection is delivered to the Buyer, the Buyer and the Sellers’ Representative shall negotiate in good faith to resolve such dispute within such 60-day period. If the Buyer and the Sellers’ Representative, notwithstanding such good faith effort, fail to resolve such dispute within thirty (30) days after the Sellers’ Representative advises the Buyer of any objections, then the Buyer and the Sellers’ Representative jointly shall engage KPMG US LLP, or such other nationally recognized firm of independent public accountants as to which the Sellers’ Representative and the Buyer mutually agree (the “Neutral Accounting Firm”), and submit such dispute to the Neutral Accounting Firm for arbitration in accordance with N.Y. CVP. LAW § 7501 et seq. The Sellers’ Representative and the Buyer shall use commercially reasonable efforts to cause the Neutral Accounting Firm to render a written decision resolving the matters submitted to the Neutral Accounting Firm within thirty (30) days of the making of such submission. The scope of the disputes to be resolved by the Neutral Accounting Firm shall be limited to whether the items in dispute that were included in the Seller Objection were prepared in accordance with this Agreement and the Neutral Accounting Firm shall determine, on such basis, whether and to what extent, the Closing Date Statement and the Final Net Book Value or the Final Transaction Expenses reflected therein require adjustment. The Neutral Accounting Firm’s decision shall be based solely on written submissions by the Sellers’ Representative and the Buyer and their respective representatives and not by independent review. The Neutral Accounting Firm shall address only those items in dispute, shall not make any other determination, and may not assign a value greater than the greatest value for any item in dispute claimed by any party or smaller than the smallest value for such item claimed by any party. Judgment may be entered upon the determination of the Neutral Accounting Firm in any court having jurisdiction over any party against which such determination is to be enforced. If the Sellers’ Representative delivers a Seller Objection, the fees, costs and expenses of the Neutral Accounting Firm shall be paid (i) by the Sellers if the items covered thereby are resolved in favor of the Buyer or (ii) by the Buyer if the items covered thereby are resolved in favor of the Sellers. If the items referred to therein are resolved in part in favor of the Sellers and in part in favor of the Buyer, such fees, costs and expenses shall be shared by the Sellers and the Buyer in inverse proportion to the aggregate dollar amount of items resolved in favor of the Sellers compared to the aggregate dollar amount of items resolved in favor of the Buyer. Such allocation of fees, costs and expenses shall be determined by the Neutral Accounting Firm. All determinations made by the Neutral Accounting Firm will be final, conclusive and binding on the parties.

(c)            Access. For purposes of complying with the terms set forth in this Section 2.5, each party shall cooperate with and make available to the other parties and their respective representatives all information, books and records, data and working papers, and shall permit reasonable access to the facilities and personnel of the Acquired Companies, as may be reasonably required in connection with the preparation and analysis of the Closing Date Statement or the Final Net Book Value or Final Transaction Expenses reflected therein and the resolution of any disputes in connection therewith.

(d)            Adjustment Calculation and Payment.

(i)                 If (A) Final Net Book Value, minus Final Transaction Expenses (in each case, as finally determined pursuant to this Section 2.5) is less than (B) Estimated Net Book Value, minus Estimated Transaction Expenses (the difference between the amounts in clauses (B) and (A), the “Net Shortfall Amount”) then the Sellers shall, within three (3) Business Days after the determination of the Net Shortfall Amount, pay to the Buyer, by bank wire transfer of immediately available funds, to an account designated in writing by the Buyer to the Sellers’ Representative, an amount in cash equal to the Net Shortfall Amount.

(ii)              If (A) Final Net Book Value, minus Final Transaction Expenses (in each case, as finally determined pursuant to this Section 2.5) exceeds (B) Estimated Net Book Value, plus Estimated Transaction Expenses (the difference between the amounts in clauses (A) and (B), the “Net Excess Amount”) then the Buyer shall, within three (3) Business Days after the determination of the Net Excess Amount, pay to the Sellers, by bank wire transfer of immediately available funds, to an account designated in writing by the Sellers’ Representative an amount in cash equal to the Net Excess Amount.

(iii)            If no Net Excess Amount or Net Shortfall Amount exists, then there shall be no adjustment to the Purchase Price pursuant to this Section 2.5(d).

(iv)             Any amount due to the Sellers by the Buyer under this Section 2.5 shall be paid to the Sellers’ Representative on behalf of the Sellers.

2.6              Tax Treatment; Allocation Schedule. The parties acknowledge and agree that (i) the purchase of the Fortress Held Interests from the Fortress Sellers by the Buyer will be treated as the purchase of disregarded entities for federal income Tax purposes and that (ii) the purchase of the Management Held Interests from the Management Seller by the Buyer will be treated for federal income Tax purposes as, with respect to the Management Seller, a sale of interests in partnerships and, with respect to the Buyer, the purchase of all the assets of the Directly Acquired Management Entities, based upon Revenue Ruling 99-6, 1999-1 C.B. 432. Within ninety (90) days following the final determination of Final Net Book Value pursuant to Section 2.5, the Sellers’ Representative will deliver to the Buyer a schedule or schedules (each, an “Allocation Schedule”) allocating the Estimated Purchase Price (as adjusted under Section 2.5) (including any Indebtedness treated as assumed or taken subject to by the Buyer for federal income Tax purposes either directly or indirectly through fiscally transparent entities, and any other items treated as consideration for United States federal income Tax purposes as paid by the Buyer to the Sellers, but not including any Indebtedness of the Securitization Entities) among the assets of the Directly Acquired Entities. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code, and the regulations thereunder. The Buyer shall have a period of thirty (30) days after the delivery of the Allocation Schedule to present in writing to the Sellers’ Representative notice of any objections that the Buyer may have to the allocations set forth therein. Unless the Buyer timely objects, such Allocation Schedule shall be binding on the parties. If the Buyer timely raises any objections to the Allocation Schedule prepared by Seller Representative pursuant to this Section 2.6, the Buyer and the Seller Representative shall negotiate in good faith and use commercially reasonable efforts to resolve such dispute. If the Buyer and the Seller Representative fail to resolve such dispute within fifteen (15) days after the Buyer timely raises such objection, then the disputed items shall be resolved by a Neutral Accounting Firm and any Allocation Schedule reflecting the resolution of such dispute shall become the Allocation Schedule for purposes of this Agreement. The parties shall file all Tax Returns (including IRS Form 8594, as applicable), and shall cause the Acquired Companies to file all Tax Returns, in all respects and for all purposes consistent with the Allocation Schedule as finally prepared pursuant to this Section 2.6. In the event that, after the Allocation Schedule is determined, the Purchase Price or any other item of consideration for income Tax purposes is adjusted requiring an adjustment to the Allocation Schedule as previously prepared pursuant to this Section 2.6, a revised Allocation Schedule shall be prepared by the Seller Representative pursuant to this Section 2.6 and such revised Allocation Schedule shall become the Allocation Schedule for purposes of this Agreement subject to the Buyer’s review and dispute resolution rights with respect thereto. The parties agree not to take any position on any Tax Return, or, prior to notice and good faith discussion with the other party, in any audit or similar proceeding related to Taxes that is inconsistent with the Allocation Schedule.

2.7              Relationship among the Sellers.

(a)            Subject to Section 2.7(b) below, each Seller hereby appoints Fortress Seller I as the sole representative (the “Sellers’ Representative”) of such Seller to act as the agent and on behalf of such Seller for all purposes under this Agreement, including for the purposes of: (i) acceptance of certain payments hereunder or under any Ancillary Agreement (net of applicable withholding Taxes) and delivery of wire instructions to the Buyer in connection therewith; (ii) review of the Closing Date Statement; (iii) delivering funds hereunder or under any Ancillary Agreement; (iv) taking any and all actions that may be necessary or desirable, as determined in good faith by the Sellers’ Representative in its sole discretion, in connection with the amendment hereof in accordance with Section 11.5 (Amendment, Modification and Waiver); (v) accepting notices on behalf of such Seller; (vi) taking any and all actions that may be necessary or desirable, as determined in good faith by the Sellers’ Representative in its sole discretion, in connection with the payment of the costs and expenses incurred with respect to any Acquired Company or such Seller in accordance with Section 6.7 (Fees and Expenses; Transfer Taxes); (vii) executing and delivering, in the Sellers’ Representative’s capacity as the representative of such Seller, any and all notices, documents or certificates to be executed by the Sellers’ Representative, on behalf of such Seller, in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby; (viii) granting any consent or approval on behalf of such Seller under this Agreement; and (ix) taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement or any Ancillary Agreement to be performed by such Seller or by the Sellers’ Representative on behalf of such Seller. As the representative of the Sellers, the Sellers’ Representative shall act in good faith as the agent for all Sellers and shall have authority to bind each Seller in accordance with this Agreement, and the Buyer may rely on such appointment and authority until the receipt of notice of the appointment of a successor upon five (5) Business Days’ prior written notice to the Buyer. The Management Seller shall reimburse the Sellers’ Representative for its portion of all reasonable, out-of-pocket costs, fees and expenses incurred by the Sellers’ Representative in its capacity as such, including any and all reasonable, out-of-pocket costs, fees and expenses associated with the Escrow Agreement, such portion being determined as if such out-of-pocket costs, fees and expenses were a Seller Payment allocated in accordance with Reverse Waterfall Allocation.

(b)            The Management Seller hereby appoints Elizabeth A. O’Brien as the sole representative (the “Management Seller’s Representative”) of the Management Seller to act as the agent and on behalf of the Management Seller solely for the following purposes: (i) acceptance of certain payments pursuant to Section 2.8 and delivery of wire instructions to the Buyer in connection therewith; and (ii) accepting notices on behalf of the Management Seller. In addition, if the Seller’s Representative wishes to amend this Agreement (on behalf of all the Sellers) in accordance with Section 11.4, then the prior written consent of the Management Seller’s Representative (such consent not to be unreasonably withheld, conditioned or delayed) will be required for any amendments to the extent such amendment would disproportionally and adversely affect the Management Seller’s or the Management Holders’ rights or obligations under this Agreement as compared to the Fortress Sellers’ rights or obligations under this Agreement.

(c)            Subject to Section 2.7(b), each Seller (other than the Sellers’ Representative) hereby appoints the Sellers’ Representative as such Seller’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in such Seller’s name, place and stead, in any and all capacities, in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the sale of such Seller’s Equity Interests and the other transactions contemplated by this Agreement and the Ancillary Agreements as fully to all intents and purposes as such Seller might or could do in person.

(d)               Except as expressly contemplated by Article IX, neither the Sellers’ Representative, the Management Seller’s Representative nor any other Seller shall have any liability to the Buyer for any breach of this Agreement by any other Seller, including any breach under Section 2.1 (Purchased Equity Interests) and Section 2.4 (Closing Obligations).

(e)               Except as expressly contemplated by Article IX, all payments to the Sellers under this Agreement shall be made to the Sellers based on their respective interests in the Estimated Purchase Price as specified on the Waterfall and otherwise in accordance with this Article II. Except as expressly contemplated by Article IX (including with respect to any joint and several indemnification obligations), with respect to any payment required to be made by the Sellers (“Seller Payment”) hereunder, each Seller shall be responsible for such Seller Payment in the same proportion that it would have borne a decrease in the Estimated Purchase Price in accordance with the Waterfall taking into account all other Seller Payments previously made pursuant to this Agreement (“Reverse Waterfall Allocation”).

2.8              Consideration Payable to the Management Seller. Of the consideration that would otherwise be payable to the Management Seller at the Closing pursuant to Section 2.4(c)(ii), the Management Deferred Consideration Amount shall be deducted therefrom and paid to the Management Seller in accordance with and subject to the conditions set forth in Schedule 2.8, the provisions of which shall be deemed incorporated by reference into this Section 2.8. Notwithstanding anything to the contrary herein, nothing in Schedule 2.8 shall affect the amounts or timing of the payments due to the Fortress Sellers hereunder.

2.9              Withholding. The Acquired Companies, the Buyer, and any other withholding agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Code, or under any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld and timely paid over to the relevant taxing authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. The Buyer and the Sellers acknowledge that there will be no withholding under currently applicable Tax Law with respect to any amounts payable under this Agreement.

III.	REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

Each Seller severally and not jointly, hereby represents and warrants to the Buyer, as of the date hereof, that, except as set forth in the Disclosure Schedules:

3.1              Organization of Sellers. Such Seller is an entity that is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets, and to conduct its business in all material respects as presently conducted.

3.2              Authority, Execution and Delivery; Enforceability. Such Seller has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and to (subject to the Consents described in Section 3.3 and Section 4.5) consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action, as applicable. Such Seller has duly executed and delivered this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforceability thereof may be limited by the Enforceability Exceptions.

3.3              No Violation; Consents and Approvals. The execution and delivery by such Seller of this Agreement does not, the execution and delivery by such Seller of the Ancillary Agreements do not and the consummation of the transactions contemplated hereby and thereby and compliance by such Seller with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) the organizational documents of such Seller or (ii) any Law, or (b) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien (other than a Permitted Equity Lien) upon any of the Equity Interests to be sold by such Seller hereunder, under any Contract to which such Seller is a party or by which such Seller or any of its assets are bound other than any such failure that would not reasonably be expected to have a Material Adverse Effect. No Governmental Approval is required to be obtained or made by or with respect to such Seller prior to the execution and delivery by such Seller of this Agreement and the Ancillary Agreements or prior to the consummation by such Seller of the transactions contemplated hereby and thereby.

3.4              Title to Equity Interests. Such Seller is the sole record and beneficial owner of, and has good and valid title, free and clear of all Liens (except Permitted Equity Liens) to, all of the Equity Interests set forth opposite such Seller’s name on Section 3.4 of the Disclosure Schedules. Upon consummation of the transactions contemplated hereby, such Seller will transfer good and valid title to the Equity Interests held by it to the Buyer, free and clear of all Liens, other than Permitted Equity Liens. The Equity Interests are not represented by certificates. Such Seller is not a party to any option, warrant, purchase right or other Contract or that could require such Seller to sell, transfer, or otherwise dispose of any Equity Interests (other than this Agreement) or that would prevent, impede, delay or affect such Seller’s ability or right to consummate the transactions contemplated hereby. Such Seller is not a party to any voting trust, proxy or other Contract with respect to the voting or transfer of any Equity Interests (other than the applicable limited liability company agreements of each of the Directly Acquired Entities).

IV.	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ACQUIRED COMPANIES.

The Sellers hereby represent and warrant to the Buyer, as of the date hereof, that, except as set forth in the Disclosure Schedules:

4.1              Organization of the Acquired Companies. (a) Each Acquired Company is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, which jurisdiction is set forth in Section 4.1(a) of the Disclosure Schedules. Each Acquired Company has full power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business in all material respects as presently conducted. Each Acquired Company is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, as applicable, except where the failure to be in good standing or so qualified would not reasonably be expected to have a Material Adverse Effect. A true and complete list of the jurisdictions in which each Acquired Company is so qualified is set forth in Section 4.1(a) of the Disclosure Schedules.

(b)                The Sellers have delivered to the Buyer prior to the date hereof true and complete copies of the certificate of formation and limited liability company operating agreement or partnership agreement, or certificate of incorporation, memorandum and articles of association and/or by-laws (or comparable documents), as applicable, each as amended to date, of each Directly Acquired Entity as of the date hereof.

(c)               The Sellers have delivered to the Buyer prior to the date hereof true and complete copies of the certificate of formation and limited liability company operating agreement or partnership agreement, or certificate of incorporation, memorandum and articles of association and/or by-laws (or comparable documents), as applicable, each as amended to date, of each Acquired Company (other than the Directly Acquired Entities) as of the date hereof.

(d)               The equity register or register of members (or comparable document), as applicable, stock or share certificates (with respect to such stock or share certificates only, other than with respect to CFC UB Cayman, Colony American Finance 2015-1, Ltd., Colony American Finance 2016-1 Ltd. and Colony American Finance 2016-2, Ltd.), if any, and transfer books or records which have been made available to the Buyer before the date hereof, are true and complete in all material respects as of the date hereof.

(e)               Cancelled Entities. Each Cancelled Entity has been dissolved and wound down in accordance with applicable Delaware law in all material respects.

4.2              Authority, Execution and Delivery; Enforceability. Each Acquired Company has full power and authority to enter into all Ancillary Agreements to which it is or is contemplated to be a party, and to consummate (subject to the approvals and filings described in Section 3.3 and Section 4.5) the transactions contemplated hereby and thereby. The execution and delivery by each Acquired Company of the Ancillary Agreements to which it is, or is contemplated to be, a party and the consummation by such Acquired Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company action, as applicable. Each Acquired Company has duly executed and delivered each Ancillary Agreement to which it is, or is contemplated to be, a party, and each such Ancillary Agreement, upon its execution and delivery, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforceability thereof may be limited by the Enforceability Exceptions.

4.3              Capitalization of the Acquired Companies. (a) Section 4.3(a) of the Disclosure Schedules sets forth a true and complete capitalization table, including all of the issued and outstanding equity interests, of each Acquired Company as of the date hereof. The Equity Interests represent all of the issued and outstanding equity interests of the Directly Acquired Entities, except for (i) all of the outstanding Class A Units and any other membership interests of CAF Lender held by CFC Holdings I, (ii) all of the outstanding membership interests of CFC I held by CFC Holdings I, and (iii) all of the outstanding membership interests of CFC II held by CFC Holdings II. There are no equity interests or other equity securities of any Acquired Company issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), equity appreciation rights, calls or commitments of any character whatsoever requiring the issuance or sale of any equity security in any Acquired Company. There are no voting trusts, proxies or other Contracts with respect to the voting of the equity interests of any Acquired Company other than as contemplated by this Agreement and other than the applicable limited liability company agreements of the Acquired Companies that are organized as limited liability companies. None of the Acquired Companies has any Subsidiaries, other than another Acquired Company.

(b)               All of the Equity Interests and other issued and outstanding equity interests of the Acquired Companies are duly authorized, validly issued, fully paid and non-assessable and have been issued without violation of any Law, preemptive right or other right to purchase.

4.4              Ownership of the Acquired Companies. (a) The Directly Acquired Entities own, directly or indirectly, all of the capital stock, limited liability company interests or other equity securities of each Acquired Company that is not a Directly Acquired Entity free and clear of any Liens (other than Permitted Equity Liens).

(b)               No Acquired Company owns any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person (other than in another Acquired Company).

4.5              No Violation; Consents and Approvals.

(a)               The execution and delivery by the Sellers of this Agreement, the execution and delivery by each Seller and any Acquired Company of any Ancillary Agreement to which such Seller or Acquired Company is or is contemplated to be a party, do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) any provision of the organizational documents of any Acquired Company, or (ii) any Law applicable to any Acquired Company or the property or assets of any Acquired Company, or (b) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, acceleration or default under, or result in the creation of any Lien upon any of the properties of any Acquired Company under, any Contract to which any Acquired Company is a party or by which it is bound, except to the extent that the occurrence of any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(b)               No prior Governmental Approval is required to be obtained or made by or with respect to any Acquired Company in connection with the execution and delivery of this Agreement and any Ancillary Agreement or the consummation by the Acquired Companies of the transactions contemplated hereby and thereby.

4.6              Financial Statements. (a) Section 4.6(a) of the Disclosure Schedules sets forth (i) the audited consolidated balance sheets of CFC Holdings I as of December 31, 2017 and December 31, 2018 and the related audited consolidated statements of operations, members’ equity and cash flows for the fiscal year then ended, (ii) the audited consolidated balance sheets of CFC Holdings II as of December 31, 2017 and the related audited consolidated statements of operations, members’ equity and cash flows for the fiscal year then ended, (iii) the unaudited consolidated balance sheets of CFC Holdings II as of December 31, 2018 and the related unaudited consolidated statements of operations, members’ equity and cash flows for the fiscal year then ended, (iv) the unaudited consolidated balance sheet of CFC Holdings I as of September 30, 2019, and the related unaudited consolidated statements of operations for the nine (9) months then ended and (v) the unaudited consolidated balance sheet of CFC Holdings II as of September 30, 2019, and the related unaudited consolidated statements of operations for the nine (9) months then ended (collectively, the “Financial Statements”). The consolidated balance sheet of the Acquired Companies as of September 30, 2019 is hereinafter referred to as the “Balance Sheet”. The Financial Statements (i) have been prepared from the books and records of the Acquired Companies, (ii) fairly present in all material respects the consolidated financial condition and the results of operations (and, with respect to the Financial Statements referenced in clauses (i), (ii) and (iii) of this Section 4.6(a), members’ equity and cash flows), of the Acquired Companies as of the dates and for the periods indicated, and (iii) have been prepared in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”) throughout and among the periods covered thereby; provided, however, that the unaudited Financial Statements do not contain any footnote disclosures or other presentation items and are subject to normal year-end adjustments that are not individually or in the aggregate material to the consolidated financial position or results of operations, members’ equity and cash flows of CFC Holdings I and CFC Holdings II, taken as a whole.

(b)               The Acquired Companies do not have any material liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), except (i) as disclosed, reflected or reserved against in the Balance Sheet, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet, or (iii) for liabilities and obligations that are not required to be reflected on a balance sheet prepared in accordance with GAAP.

(c)               The Acquired Companies do not have, and are not a party to, any “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K).

4.7              Absence of Certain Changes or Events. (a) Except for the matters relating to the negotiation and execution of this Agreement and the transactions contemplated by this Agreement, during the period from the date of the Balance Sheet to the date of this Agreement, the Acquired Companies have operated their businesses in all material respects in the ordinary course of business consistent with past practices, and (b) since the date of the Balance Sheet there has not been any Material Adverse Effect.

4.8              Personal Property; Sufficiency of Assets. The Acquired Companies have good and valid title to all material items of tangible personal property owned by the Acquired Companies or used or held for use in the business of the Acquired Companies, and a valid and enforceable right to use all material items of tangible personal property, leased by them in connection with the business of the Acquired Companies (collectively, the “Personal Property”), in each case, free and clear of all Liens, other than Permitted Liens. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, the assets of the Acquired Companies are sufficient for the conduct of the business of the Acquired Companies in substantially the same manner as conducted by the Acquired Companies before the date hereof, consistent with past practice. All of the material items of tangible assets of the Acquired Companies used or held for use in the business will be owned by the Acquired Companies.

4.9              Real Property. (a) Section 4.9(a)(i) of the Disclosure Schedules sets forth each lease, sublease or other leasing arrangement with respect to any real property leased to or from the Acquired Companies or otherwise used in connection with the business of the Acquired Companies (the “Leased Real Property”). No Acquired Company owns any real property other than Model Home Lease Assets and the REO assets set forth on Section 4.9(a)(ii) of the Disclosure Schedules and any REO assets acquired between the date hereof and the Closing Date. The Leased Real Property constitutes all material real property and interests in real property used, owned or occupied by the Acquired Companies.

(b)               To the Company’s Knowledge, there are no condemnation Proceedings or eminent domain Proceedings of any kind pending or threatened in writing against the Leased Real Property.

(c)               Except as set forth in Section 4.9(c) of the Disclosure Schedules, no prior Consent of any landlord or of any other Person is required in connection with consummation of the transactions contemplated hereby, and such Leased Real Property will continue unaffected and in full force and effect following the Closing, in connection with the transactions contemplated hereby.

4.10          Intellectual Property. (a) Section 4.10(a) of the Disclosure Schedules sets forth for each Acquired Company (i) a complete list of all issued patents, and all registered trademarks, service marks, and copyrights and all applications therefor that are owned by an Acquired Company and registered or filed with a Governmental Authority by such Acquired Company (“Company Registered IP”); (ii) all material unregistered trademarks, service marks, trade dress, trade secrets and copyrights used by any Acquired Company in connection with the business of such Acquired Company; and (iii) a complete list of all inbound and outbound license agreements to which any Acquired Company is a party, concerning any patents, trademarks, service marks and copyrights that are material to the conduct of the business of the Acquired Companies (excluding licenses of “shrink-wrap”, click-wrap and off-the-shelf software, and other licenses of uncustomized software that are commercially available to the public generally with one-time or annual license, support, maintenance and other fees of one hundred thousand dollars ($100,000) or less) (each a “Material IP Contract”). There are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings pending or, to the Company’s Knowledge, threatened with respect to any Company Registered IP.

(b)               As used in this Agreement, “Intellectual Property” shall mean all Company Registered IP, together with all other patents, copyrights, trademarks, service marks and trade dress, all trade secrets, and all other intellectual property rights in inventions, invention studies (whether patentable or unpatentable), designs, trade names, secret formulae, secret processes, computer programs and know-how, and “Company Intellectual Property” means all Intellectual Property which is owned or purported to be owned by an Acquired Company and which is material to the conduct of the business of the Acquired Companies, taken as a whole. (i) The consummation of the transactions contemplated by this Agreement will not materially impair any right of an Acquired Company to use any Company Intellectual Property, (ii) all Company Intellectual Property owned by the Acquired Companies is owned by the Acquired Companies free and clear of all Liens, other than Permitted Liens, (iii) to the Company’s Knowledge, each Acquired Company owns or has the right to use all of the Company Intellectual Property used in the conduct of its businesses, (iv) to the Company’s Knowledge, no material claims have been asserted by any Person with respect to the ownership or use by the Acquired Companies of the Company Intellectual Property; and (v) any proprietary software owned by and developed by or for an Acquired Company has not been licensed to any third parties.

(c)               None of the Company Intellectual Property (and, to the Company’s Knowledge, none of the Company Licensed IP) is subject to any outstanding order, judgment or decree adversely affecting the use thereof by, or rights thereto of, the Acquired Companies in any material respect.  There is no litigation, opposition, cancellation, proceeding or claim pending against any Acquired Company concerning the ownership, validity, enforceability, infringement or use of any Company Intellectual Property or, to the Company’s Knowledge, any Company Licensed IP.  To the Company’s Knowledge, (i) there is no unauthorized use, disclosure, infringement, or misappropriation or other violation of any Company Intellectual Property, and (ii) no Acquired Company has received any written notice alleging unauthorized use, disclosure, infringement, or misappropriation or other violation, of any Company Intellectual Property that has had or would reasonably be expected to have a Material Adverse Effect.  Since January 1, 2019, the Acquired Companies have not received any written notice asserting that the conduct of the businesses of the Acquired Companies infringes, violates, dilutes or misappropriates any Intellectual Property rights of any Person.  To the Company’s Knowledge, (i) the conduct of the business of the Acquired Companies as presently conducted does not infringe, misappropriate, violate or otherwise conflict, and (ii) at all times since January 1, 2019 has not infringed, misappropriated, violated or otherwise conflicted, with the Intellectual Property of any other Person.

(d)               The Acquired Companies are licensed or otherwise possess valid and enforceable rights to use or exploit all Intellectual Property necessary to conduct, or used or held for use in the conduct of, the businesses of the Acquired Companies as presently conducted except to the extent that the failure to be so licensed or to possess such rights would not have a Material Adverse Effect.

(e)               None of the Acquired Companies is, or as a result of the execution, delivery or performance of this Agreement or the consummation of any transaction contemplated by this Agreement will be, in breach in any material respect of any Material IP Contract.

(f)                The Acquired Companies have taken reasonable steps consistent with normal industry practice to maintain the confidentiality of all Company Intellectual Property that is material to the Acquired Companies, taken as a whole, and the value of which is contingent upon maintaining the confidentiality thereof.

(g)               To the Company’s Knowledge, the Acquired Companies have not used Open Source Software in such a way that creates, or purports to create, material obligations for any Acquired Company with respect to any Company Intellectual Property or grants, or purports to grant, to any third party, any material rights related to any such Company Intellectual Property, except with respect to Company Owned Software that any Acquired Company has deliberately and publicly released to the open source community in a manner that does not preclude or restrict in any material way the Acquired Companies’ continued use and exploitation of such Company Owned Software or otherwise adversely affect the Acquired Companies, taken as a whole, in any material respect.

(h)               The Acquired Companies own, lease, or license all IT Assets that are necessary to conduct its business in all material respects in the manner in which the business is currently conducted. The Acquired Companies have each taken commercially reasonable actions to provide for the backup and recovery of data and information of the Acquired Companies material to the conduct of its business as currently conducted. To the Company’s Knowledge, the IT Assets used in and material to the operation of the business of the Acquired Companies: (i) operate and perform in all material respects in accordance with their specifications and documentation and as required for the conduct of the business in the manner currently conducted; and (ii) are free from material defects, viruses, worms, Trojan horses or similar flaws or harmful programs.

4.11          Litigation. Except for Proceedings relating to Plans and Taxes (as to which certain representations and warranties are exclusively made pursuant to Section 4.12(b) and Section 4.13, respectively), there are no Proceedings or Orders pending, or to the Company’s Knowledge, threatened in writing against or affecting the Acquired Companies or their respective assets, at Law or in equity, by or before any Governmental Authority that (i) seeks an amount in excess of two hundred and fifty thousand dollars ($250,000), (ii) alleges criminal conduct, (iii) seeks any material injunctive relief, (iv) relates to the transactions contemplated hereby or that would reasonably be expected to adversely affect any Seller’s or any Acquired Company’s ability to perform its obligations under this Agreement or any Ancillary Agreement in any material respect or (v) would reasonably be expected to impair the business of the Acquired Companies, taken as a whole, in any material respect. No Acquired Company has received any written notice (or to the Company’s Knowledge, any other notice) that any Acquired Company or any of its respective assets are subject to, or in default under, any Order. As of the date hereof (i) there is not any Proceeding initiated by the Acquired Companies pending, or that the Acquired Companies intend to initiate, against any other Person pursuant to which the Acquired Companies are seeking damages in excess of seventy-five thousand dollars ($75,000) other than ordinary course loan level Proceedings involving foreclosures or actions for a deed-in-lieu, and (ii) there is not any Proceeding by any Covered Person seeking indemnification or exculpation from the Acquired Companies. Section 4.11 of the Disclosure Schedules sets forth a true and complete list of any Orders applicable to any Loans or Past Loans originated since December 31, 2017.

4.12          Employee Benefit Plans. (a) For purposes of this Agreement, the term “Plans” means (i) all employee benefit plans as defined in Section 3(3) of ERISA; and (ii) all other pension, retirement, group insurance, severance pay, employment, change in control, deferred compensation, commission, equity purchase, excess or supplemental benefit, vacation, stock, stock option, equity-based compensation, phantom stock, fringe benefit and incentive plans, programs, arrangements or agreements (x) which pertain to any current or former employee, director, officer or independent contractor of any Acquired Company and with respect to which any Acquired Company is a sponsor or a party, or (y) with respect to which any Acquired Company, could have any liability, whether actual or contingent. All material Plans are listed in Section 4.12(a) of the Disclosure Schedules, provided that any employment agreement or arrangement which does not contain severance or change in control provisions and which are with respect to employees earning base salaries equal to or less than one hundred thousand dollars ($100,000) per year and that are terminable at will or on thirty (30) days or less notice by any Acquired Company without penalty shall not be required to be listed in Section 4.12(a) of the Disclosure Schedules. Current, accurate and complete copies of all Plans (other than the Management Agreements), related funding arrangements and, if applicable, the most recent summary plan descriptions and annual reports have been provided or made available to the Buyer.

(b)               Each Plan is in compliance in all material respects with its terms and with ERISA and other applicable Laws, including, without limitation, Sections 401(a), 409A and 4980B of the Code, and Healthcare Reform Laws. Each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under the Code and has received a currently-effective favorable determination letter from the Internal Revenue Service, or is maintained pursuant to a volume submitter or prototype document that is the subject of a currently-effective favorable opinion letter issued by the Internal Revenue Service on which the Acquired Companies are entitled to rely, and, to the Company’s Knowledge, no action has been taken and no circumstance exists that could reasonably be expected to adversely affect the qualified status of such Plan. There are no Proceedings, claims, audits or investigations (other than routine, non-contested claims for benefits) pending, or, to the Company’s Knowledge, threatened in writing, against any Plan. None of the Acquired Companies or any of their respective ERISA Affiliates is a nonqualified entity within the meaning of Section 457A of the Code. No current or former employee, officer, director or consultant of the Acquired Companies is entitled to receive any additional payment from any Acquired Company by reason of the excise Tax required by Section 4999, Section 409A or Section 457A of the Code being imposed on such Person by reason of the transactions contemplated by this Agreement or otherwise.

(c)               No Acquired Company or its respective ERISA Affiliates maintains, contributes to, sponsors, or has any liability respect to, or since July 17, 2017, has maintained, contributed to, sponsored or had any liability with respect to, a multiemployer plan (as defined in Section 3(37) or Section 4001(a)(3) of ERISA), a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or a pension plan (as defined in Section 3(2) of ERISA) (“Pension Plan”) subject to Title IV of ERISA or Section 412 of the Code.

(d)               Since July 17, 2017, (i) no non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Plan; (ii) no non-exempt prohibited transaction has occurred that could reasonably be expected to subject the Acquired Companies, any of their respective employees, or any trustee, administrator or other fiduciary of any trust created under any Plan to the tax or sanctions on prohibited transactions imposed by Section 4975 of the Code or Title I of ERISA; (iii) no Pension Plan has been terminated or is reasonably expected to be terminated; and (iv) no Acquired Company or, to the Company’s Knowledge, any trustee, administrator or other fiduciary of any Plan or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could reasonably be expected to subject any Acquired Company or any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable Law.

(e)               No current or former employee, officer, director, Seller or individual independent contractor of the Acquired Companies is or will become entitled to any severance or other additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plan solely as a result of the transactions contemplated by this Agreement.

(f)                Any amount that could be received (whether in cash or property or the vesting of property) solely as a result of any of the transactions contemplated by this Agreement by any employee, officer, director, Seller or independent contractor of the Acquired Companies who is a “disqualified individual” (as such term is defined for purposes of Section 280G of the Code) under any employment, severance or termination agreement, other compensation arrangement or Plan currently in effect would not be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

4.13          Taxes. Except as set forth in Section 4.13 of the Disclosure Schedules:

(a)               Since July 17, 2017, each Acquired Company has timely filed or furnished, or has had timely filed or furnished on its behalf, taking into account any valid extensions of time, all federal and all material state, local and other Tax Returns required to have been filed and has directly, or has had on its behalf, paid or withheld all federal and all material state, local and other Taxes for which each such Acquired Company may be liable.

(b)               All Tax Returns filed by the Acquired Companies since July 17, 2017 are complete and accurate in all material respects and disclose all material Taxes required to be paid by or with respect to any Acquired Company for the periods covered thereby.

(c)               There are no outstanding extensions of time within which to file any Tax Return or extensions or waivers of any statute of limitations filed with any Governmental Authority responsible for assessing or collecting Taxes in respect of any Tax Return of, or which includes, any Acquired Company.

(d)               There is no action, suit, proceeding, investigation, audit, claim or assessment pending, proposed or, to the Company’s Knowledge, threatened in writing with respect to any liability for Tax, or with respect to any Tax Return, of any Acquired Company.

(e)               No Liens have been filed by any Tax authority with respect to the assets of any Acquired Company, except Permitted Liens.

(f)                No unresolved deficiencies or additions to Taxes have been proposed, asserted or assessed against any Acquired Company.

(g)               Since July 17, 2017, no claim has been made by a Governmental Authority against any Acquired Company in a jurisdiction where such Acquired Company has never paid Taxes or filed Tax Returns asserting that an Acquired Company is or may be subject to Taxes assessed by such jurisdiction.

(h)               No Acquired Company will be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws) for a taxable period ending on or prior to the Closing Date or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (ii) an installment sale or open transaction occurring on or prior to the Closing Date; (iii) any prepaid or deposit amount outside the ordinary course of business received on or prior to the Closing Date; or (iv) an election described in Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) made on or prior to the Closing Date.

(i)                 Since July 17, 2017, no Acquired Company has entered into any transaction identified as a “reportable transaction” as set forth in Treasury Regulation Section 1.6011-4(b)(1) or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.

(j)                 Since July 17, 2017, all Taxes that any Acquired Company is required by Law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Authority.

(k)               No Acquired Company has ever been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) or any comparable provision of state, local, or foreign law governing affiliated groups. No Acquired Company has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor. No Acquired Company (i) is a party to any Tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments from and after the Closing Date, or (ii) is subject to any rulings, request for rulings, closing agreements or similar arrangement which could materially affect liability for Taxes from and after the Closing Date.

(l)                 Since July 17, 2017, (i) there has not been any material change by any Seller or any Acquired Company in accounting or Tax reporting methods and (ii) no Acquired Company has made or rescinded any material election with respect to Taxes or settled or compromised any material claim with respect to Taxes.

(m)             Section 4.13(m) of the Disclosure Schedules sets forth the U.S. federal income tax entity classification of each Acquired Company at all times since July 17, 2017.

(n)               There are no effective powers of attorney granted by any Acquired Company prior to the Closing relating to Taxes.

(o)               There are no Tax credits, grants or similar amounts to which the Acquired Companies are otherwise entitled that are or could be subject to clawback or recapture as a result of the transactions contemplated by this Agreement.

(p)               The Acquired Companies are not required to obtain the Consent of a third party to engage in, or is otherwise prohibited from engaging in, a transaction that would result in any Acquired Company being terminated under Section 708(b)(1) of the Code.

(q)               No transaction contemplated by this Agreement is subject to withholding under Section 1445 or 1446 of the Code.

(r)                The Acquired Companies do not hold any “residual interest” (as defined in Section 860G(a)(2) of the Code) in a real estate mortgage investment conduit.

4.14          Contracts and Commitments. Section 4.14 of the Disclosure Schedules sets forth a list of all of the following Contracts to which any Acquired Company is a party as of the date hereof or by which any Acquired Company or its respective assets are bound, other than the Plans (each, a “Material Contract”):

(a)               Contracts under which any Acquired Company has, directly or indirectly, made any advance or extension of credit, borrowed or loaned money, or any note, bond, indenture, mortgage, installment obligation or other evidence of Indebtedness for borrowed or loaned money to, any Person (other than in any other Acquired Company), together with any Hedging Agreement related thereto or any guarantee of such Indebtedness, in each case, relating to amounts in excess of one million dollars ($1,000,000); provided, however, that this clause (a) does not apply to Loans made, acquired or incurred by any Acquired Company in the ordinary course of business or any loans made, acquired or incurred by any Securitization Entities;

(b)               Contracts pursuant to which any Acquired Company has sold or acquired any Loans or Past Loans, including any such Contracts entered into in connection with any repurchase financing transactions, in each case solely to the extent any outstanding obligations (contingent or otherwise) remain under such Contracts;

(c)               Contracts entered into in connection with any securitization vehicles, sponsored by any Acquired Company;

(d)               Contracts pursuant to which any Acquired Company may be required to purchase or repurchase any Loan or Past Loan;

(e)               any Servicing Contract;

(f)                employment agreements with respect to the senior executive officers of the Acquired Companies and employees earning or reasonably expected to earn compensation in excess of two hundred and fifty thousand dollars ($250,000) per year, that are not terminable at will or on thirty (30) days or less notice by the Acquired Companies without penalty;

(g)               all employment agreements or termination agreements with current and former employees, providing for (A) any “change of control” payment related to the consummation of the transactions contemplated hereby, and (B) any severance payments upon termination of employment, in each case, that will not be paid in full prior to Closing;

(h)               any agreements with any current or former manager, director, officer or employee of any Acquired Company that provide for any increased or accelerated benefits solely as a result of a “change of control” of the Acquired Companies whether or not employment is terminated by any Acquired Company (or such employee) in connection with or following a “change of control” or that provides for employment that is not “at will”, in each case, that is currently in effect;

(i)                 Contracts, commitments or arrangements containing any terms that require any Acquired Company to do business with the Contract party on an exclusive basis, covenant limiting in any material respect the ability of any Acquired Company to engage in any line of business or in any geographical location or to compete with any business or Person, other than (x) agreements with vendors restricting use of their products in competition with such vendors, (y) the Securitization Indentures with respect to U.S. and European risk retention matters, and (z) as set forth in the agreements pertaining to the Repo Credit Facilities;

(j)                 Contracts with any Seller or any of its Affiliates (other than an Acquired Company) or any officer, director or employee of any such Person (other than any Plan);

(k)               lease, sublease or similar Contract pursuant to which (A) real property is leased to or from any Acquired Company or (B) Personal Property is leased to or from any Acquired Company providing for payments in excess of one hundred thousand dollars ($100,000) per year during the term of the lease;

(l)                 guarantees, suretyships, loss sharing arrangements or other comparable contingent agreements of any Acquired Company involving underlying obligations of not less than one million dollars ($1,000,000);

(m)             any Contract creating any joint venture or partnership to which any Acquired Company is a party;

(n)               any Contract entered into since July 17, 2017 that provides for (A) any merger or business combination concerning any Acquired Company, (B) the acquisition by any Acquired Company of a material amount of capital stock or assets of any other Person, other than in the ordinary course of business, or (C) the disposition by any Acquired Company of all or a material amount of its assets to any other Person, other than in the ordinary course of business, or the grant of any preferential rights to purchase any such material asset or requiring the Consent of any party to the transfer thereof;

(o)               any management, consulting or other similar Contract with any Person for which any Acquired Company is obligated to pay an amount in excess of one hundred thousand dollars ($100,000) per year over the life of the contract during 2019 and thereafter, in any such case, that requires any Acquired Company to use such Person on an exclusive basis and that is not terminable at will or on thirty (30) days or less notice by such Acquired Company without penalty;

(p)               any Contract that constitutes or governs or provides credit support for a swap, cap, floor, collar, option, futures or forward contract, foreign exchange contract, currency swap, principal only trade, treasury trade, or other similar arrangement, other than those entered into in the ordinary course of business consistent with past practice;

(q)               any Contract that prohibits the pledging of the equity interests of any Acquired Company or prohibits the issuance of guarantees by any Acquired Company;

(r)                any Contract that grants any right of first refusal or right of first offer or similar right with respect to any Acquired Company to third parties or that limits or purports to limit the ability of any Acquired Company to pledge, sell, transfer or otherwise dispose of any material amounts of assets other than in the ordinary course of business;

(s)                any Contract with any Governmental Authority;

(t)                 any material Contract to which any Acquired Company is a party that is not made in the ordinary course of business and not otherwise disclosed pursuant to this Section 4.14;

(u)               any Contract pursuant to which any Acquired Company has been granted any license under, in or to, or has otherwise received or acquired any right, title or interest to Company Intellectual Property or Company Licensed IP, other than off-the-shelf, commercially available software licensed pursuant to standard form agreements not involving payments or compensation in excess of one hundred thousand dollars ($100,000) per year;

(v)               any other Contracts involving aggregate annual expenditures or revenues in excess of one hundred thousand dollars ($100,000); and

(w)             any other Contract of any Acquired Company that is material to or critical to the operation of the business of such entity.

With respect to all Material Contracts, (i) no Acquired Company, nor, to the Company’s Knowledge, any other party to any such Material Contract, is in breach thereof in any material respect and (ii) to the Company’s Knowledge, no event has occurred with respect to an Acquired Company that is reasonably likely to result in a material breach of such Material Contract.  No Acquired Company has received any written notice, asserting any breach in any material respect under any Material Contract by such Acquired Company. All Material Contracts are valid, binding and in full force and effect and are enforceable by the applicable Acquired Company party thereto in accordance with their terms, except that the enforceability thereof may be limited by the Enforceability Exceptions.

4.15          Compliance with Laws; Permits.

(a)               Except as relating to Plans and Taxes (as to which certain representations and warranties are made solely pursuant to Section 4.12(b) and Section 4.13, respectively), each Acquired Company is, and has been since December 31, 2017, operating, in compliance with all applicable Laws in all material respects, and no Proceeding or investigation has been filed or commenced (or, to the Company’s Knowledge, threatened) by any Governmental Authority or other Person alleging any failure to so comply. To the Company’s Knowledge, no employee providing services to any Acquired Company is (or since December 31, 2017 has been) (i) a party to or subject to any suspension, debarment, outstanding Order or similar supervisory arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Authority charged with the supervision or regulation of lenders or the supervision or regulation of any Acquired Company or any such employees; or (ii) subject to any Proceeding or Order that would be reasonably anticipated to lead to the loss or suspension of, or any material restriction on, any Permit or Contract of any Acquired Company. No Acquired Company nor, to the Company’s Knowledge, any of its employees, directors or shareholders is (or has been since December 31, 2017) subject to any outstanding Order barring, suspending or otherwise limiting the right of such Person to engage in any material activity conducted as part of the business of such entity as currently conducted.

(b)               Section 4.15(b) of the Disclosure Schedules sets forth all permits, certificates, registrations, licenses, approvals and other authorizations (“Permits”) issued or granted to each Acquired Company other than any permits issued by city, local or municipal authorities. The Acquired Companies have all Permits required under applicable Laws, or otherwise necessary to conduct their businesses as presently conducted, including the purchase, holding, origination, sale and securitization of the Loans and any state licenses in connection therewith in all material respects. CAF Lender is approved as a seller/servicer of Freddie Mac. Since December 31, 2017, each Acquired Company has fulfilled and performed in all material respects its obligations under each of the Permits that it holds, and each of such Permits is valid, subsisting and in full force and effect. Since December 31, 2017, no Acquired Company has received any written notice or, to the Company’s Knowledge, any other notice, that it is in violation in any material respect of any of the terms or conditions of such Permits. No Proceeding is pending or, to the Company’s Knowledge, threatened, that would reasonably be expected to result in any revocation, suspension or limitation pertaining to any such Permit.

(c)               The Acquired Companies and, to the Company’s Knowledge, to the extent acting on behalf of any Acquired Company, their managers, directors, officers, agents and employees are, and since July 17, 2017 have been, in compliance in all material respects with all anti-corruption, anti-money laundering, customs and international trade Laws, including the U.S. Foreign Corrupt Practices Act of 1977, USA Patriot Act of 2001, and U.S. economic sanctions implemented under statutory authority or presidential executive order and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control.

(d)               The business of the Acquired Companies is limited to origination, acquisition, financing, sale and securitization of business-purpose loans.  None of the Acquired Companies originate, offer or extend loans (i) to individual borrowers in Virginia or (ii) that are primarily for personal, family or household purposes, as defined in the Truth in Lending Act and its implementing Regulation Z, and in each case, have not done so in the past prior to the date hereof.

(e)               No Acquired Company is required to be registered as an investment adviser pursuant to the Investment Advisers Act of 1940, as amended.

4.16             Labor Matters.

(a)               The related schedule delivered by the Sellers to the Buyer via email distribution dated October 4, 2019 sets forth a true, correct and complete list of each employee with a base salary in excess of $150,000 per annum of, and each independent contractor providing services for payments in excess of $150,000 per annum to, the Acquired Companies as of the date hereof and in the case of each such employee and contractor, the following information, if applicable, as of the date hereof: (a) title or position; (b) date of hire or commencement of service; (c) work location; (d) whether full-time or part-time and whether exempt or non-exempt; (e) whether covered by the terms of a collective bargaining or similar agreement or an employment or consulting agreement; (f) whether absent from active employment or service and if so, the date such absence commenced, the reason for such absence and the anticipated date of return to active employment or active service; (g) annual salary or annual consulting payments, as the case may be, and, if applicable, target bonus and other incentive compensation, such salary and other compensation data to include current information and such information for the prior twelve (12) month period; (h) Acquired Company-provided vehicles or vehicle allowances; and (i) accrued unused vacation, sick days and other paid days off.

(b)               No material charge or complaint of employment discrimination or other similar charge or complaint has been made against the Acquired Companies since December 31, 2017 or is pending or, to the Company’s Knowledge, threatened in writing, which if adversely determined would be reasonably likely to result in an uninsured payment by the Acquired Companies. No Acquired Company is a party to or bound by any collective bargaining agreement. Each Acquired Company (i) has complied since December 31, 2017 in all material respects with all applicable Laws relating to labor, labor relations, employment, employment practices, immigration, terms and conditions of employment, safety, privacy, withholding, and wages and hours (including, but not limited to, the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act, the Civil Rights Act of 1964, the Equal Pay Act, the Occupational Safety and Health Act, the Fair Labor Standards Act, the Americans with Disability Act of 1990, the Family and Medical Leave Act of 1993, and any other federal, state or local Law regulating employment or protecting employee rights), in each case, with respect to current and former employees and independent contractors of the Acquired Company, (ii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund or to any applicable Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits for such current or former employees and independent contractors. All independent contractors and consultants providing personal services to the Acquired Companies have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all employees of the Acquired Companies have been properly classified under the Fair Labor Standards Act and similar state laws.

(c)               (i) There is not, and since December 31, 2017 there has not been, any labor strike, dispute, work stoppage or lockout pending, or, to the Company’s Knowledge, threatened in writing, against the Acquired Companies; (ii) to the Company’s Knowledge, no union organizational campaign is in progress with respect to the employees of the Acquired Companies and no question concerning representation of such employees exists; (iii) there are not any material unfair labor practice charges or complaints against the Acquired Companies pending, or, to the Company’s Knowledge, threatened in writing, before the National Labor Relations Board; (iv) there are not any pending, or, to the Company’s Knowledge, threatened in writing, union grievances against the Acquired Companies as to which there is a reasonable likelihood of a materially adverse determination; (v) there are not any pending charges against any Acquired Company or any of their current or former employees before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; and (vi) the Acquired Companies have not received any written communication since December 31, 2017 of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting the Acquired Companies.

4.17          Environmental Matters(a). Since December 31, 2018, (i) no Acquired Company has received any written notice (or, to the Company’s Knowledge, any other notice) alleging either any material violation of any Environmental Laws, which violation remains unresolved, or any material liability of any Acquired Company pursuant to Environmental Laws, and, to the Company’s Knowledge, no such notice is threatened, (ii) the Acquired Companies have been in compliance in all material respects with Environmental Laws (including obtaining and complying with all environmental Permits required under Environmental Laws for the operation of the businesses of the Acquired Companies), (iii) no Hazardous Material has been transported, stored, treated or disposed of by the Acquired Companies at, to or from the Leased Real Property in a quantity or manner that would reasonably be expected to have a material adverse effect on the value of the Leased Real Property, (iv) no Acquired Company has entered into, agreed to, or is subject to any material judgment, decree or order of any Governmental Authority under any Environmental Laws, and (v) the Acquired Companies have incurred no material Losses or expenses relating to or arising from the environmental condition of any collateral, including in connection with a violation of Environmental Law or the presence of Hazardous Materials.

4.18          Brokers. Except for Piper Jaffray, no broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees from any Seller or any Acquired Company in connection with the transactions contemplated hereby by reason of any Contract or other arrangement or understanding entered into with any Seller or any Affiliate of any Seller, any Acquired Company or any of their respective directors, officers, employees, representatives or agents.

4.19            Loans.

(a)               Set forth in Section 4.19(a) of the Disclosure Schedules is a list of all Loans and securities owned by the Acquired Companies as of the Business Day immediately preceding the date hereof. For purposes of this Section 4.19, except where the term “Past Loan” is expressly used, the representations and warranties are made, as of the Business Day immediately preceding the date hereof, solely with respect to the Loans set forth in Section 4.19(a) of the Disclosure Schedules.

(b)               The information set forth in Section 4.19(a) of the Disclosure Schedules with respect to each Loan set forth thereon is true, correct and complete as of the date(s) indicated in all material respects.

(c)               One of the Acquired Companies is the only owner of, and has valid title to, each Loan in Section 4.19(a) of the Disclosure Schedules, free and clear of all Liens, except Permitted Liens. None of the Acquired Companies perform loan servicing activities except with respect to the Past Loans identified on Section 4.19(c) of the Disclosure Schedules for which CAF Lender acts as servicer for Freddie Mac, as Investor.

(d)               As of September 30, 2019, no payment of principal or interest is more than sixty (60) days past due on any Loan owned by any Acquired Company.

(e)               Each Loan is a first-priority lien mortgage loan, subject only to (i) the Lien of current real property taxes, water charges, sewer rents, assessments and homeowner association dues and fees not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (iii) the exceptions (general and specific) and exclusions set forth in any loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer), (iv) other matters to which like properties are commonly subject, and (v) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property and condominium declarations; provided that none of which items (i) through (v) individually or in the aggregate, materially and adversely interferes with the security intended to be provided by such mortgage or the mortgagor’s ability to pay its obligations when they become due.

(f)                Set forth on Section 4.19(f) of the Disclosure Schedules is a true and correct list of all Investors for fiscal years 2018 and 2019 through the date of this Agreement.

(g)               To the Company’s Knowledge, no provision of any Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the applicable Loan File.

(h)               Except (i) as such enforcement may be limited by (a) Enforceability Exceptions, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) those certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) that are, or may be, further limited or rendered unenforceable by or under applicable law, so long as (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby, and (A) to the Company’s Knowledge, the Loan Documents pertaining to each Loan are enforceable in accordance with their terms, and (B) to the Company’s Knowledge, there is no valid offset, right of rescission, setoff, counterclaim or defense, including the defense of usury applicable to any Mortgage, Loan or Loan Documents including, without limitation, any such valid offset, defense, counterclaim or right based on Fraud by any Acquired Company in connection with the origination of the Loan, that would reasonably be expected to impair the mortgagee’s ability to realize on the principal benefits intended to be provided by the Loan Documents.

(i)                 Since December 31, 2017, no Loan has been rescinded (other than pursuant to a statutory right of rescission) and no collateral securing a Loan has been released from the Lien of the related Mortgage in whole or in part, other than as contemplated or permitted under the applicable Loan Documents.

(j)                 No Acquired Company has received any written notice since December 31, 2017 from any Person that alleges a breach of any representation, warranty or covenant made by such Acquired Company with respect to any Loan or Past Loan for which a repurchase of, or any indemnity obligation relating to, such Loan or Past Loan could be required nor, to the Company’s Knowledge, does there exist any such breach for which a repurchase of, or any indemnity obligation relating to, any Loan or Past Loan by any Acquired Company may be required. None of the Acquired Companies has, since December 31, 2017, repurchased any Loan or Past Loan originated or sold by it due to a breach of any representation, warranty or covenant by the Acquired Companies.

(k)               No offering memorandum, prospectus, registration statement or other offering document prepared or provided on or after July 17, 2017 in connection with the offering of any securities of the Securitization Entities or the Securitization Trusts included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)               Each Loan has been originated, underwritten and serviced in accordance with applicable Law in all material respects.

(m)             No fraud with respect to any Loan has taken place on the part of any Acquired Company, and, to the Company’s Knowledge, on the part of the mortgagor or any third party involved in the solicitation, origination, underwriting or servicing of such Loan.

(n)               The Sellers may update Section 4.19 of the Disclosure Schedules after the date hereof, at any time prior to the Business Day immediately preceding the Closing Date, with respect to matters arising between the Business Day immediately preceding the date hereof and the applicable delivery date with respect to all Loans so acquired or held.

4.20             Loan Files. With respect to each Loan originated or acquired by the Acquired Companies since July 17, 2017 that is still owned by any Acquired Company and has not been repaid in full or otherwise resolved in its entirety: (a) the Loan File includes originals or true, correct and complete copies of all material documents (either in physical or electronic form) that are required in order for the Acquired Companies to have such Loan serviced in accordance with prudent servicing standards, (b) the Loan File has been kept by the custodian of the Acquired Companies in the ordinary course of business by the Acquired Companies, and (c) the Loan File is accurate in all material respects.

4.21             Transactions with Affiliates/Intercompany Agreements. Except as specifically provided in this Agreement or for agreements to be delivered pursuant to this Agreement, or for any agreements with respect to securities issued by the Securitization Entities, there are no (x) agreements currently in effect between the Acquired Companies, on the one hand, and the Sellers or any of their Affiliates (other than the Acquired Companies) on the other hand, and (y) written agreements exclusively among or between the Acquired Companies.  Except for the agreements to be delivered pursuant to this Agreement, none of the Contracts between the Acquired Companies, on the one hand, and the Sellers or any of their Affiliates (other than the Acquired Companies), on the other hand, will continue in effect subsequent to the Closing.  Immediately after the Closing, none of the Sellers or any of their Affiliates, will have any interest in any property (real or personal, tangible or intangible) or Contract of the Acquired Companies or any such property or Contract used in or pertaining to their business.  None of the Sellers or any of their Affiliates (other than the Acquired Companies), provide material services to the Acquired Companies other than the provision of equity financing for the operation thereof.  There is no Indebtedness owed by any of the Sellers or any of their Affiliates to any of the Acquired Companies and there is no Indebtedness owed by any of the Acquired Companies to any of the Sellers or any of their Affiliates, other than, in each case, Indebtedness owed by an Acquired Company to any other Acquired Company.

4.22             Insurance. Set forth on Section 4.22 of the Disclosure Schedules is a true and complete list of all material insurance policies, together with all modifications and amendments thereto currently in effect as of the date hereof that insure the Acquired Companies or the business, employees or managers of the Acquired Companies or relate to the ownership, use or operation of any of the material assets and properties of the Acquired Companies. All of such policies are in full force and effect in all material respects, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the date of this Agreement), and none of the Acquired Companies is in material default of any provision thereof or has received notice of cancellation or termination thereof. The Acquired Companies have performed all of their respective obligations in all material respects under each policy to which such Acquired Company is a party or that provides coverage to such Acquired Company or any director, officer or employee thereof. Section 4.22 of the Disclosure Schedules describes: (a) any self-insurance arrangement by or affecting any Acquired Company typically covered by policies of insurance, including any reserves established thereunder; (b) any insurance arrangement, (other than a policy of insurance) by any Acquired Company for the transfer or sharing of risk and which was not entered into in the ordinary course of business; and (c) all material obligations of any Acquired Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided. Section 4.22 of the Disclosure Schedules sets forth, by year, starting from July 17, 2017: (a) a summary of the loss experience under each policy referred to above; (b) a statement describing each claim under an insurance policy for an amount in excess of fifty thousand dollars ($50,000), which sets forth: (i) the name of the claimant; (ii) a description of the policy by insurer, type of insurance and period of coverage; and (iii) the amount and a brief description of the claim; and (c) a statement describing the loss experience for all claims for an amount in excess of fifty thousand dollars ($50,000) that were self-insured, including the number and aggregate cost of such claims. The Acquired Companies have given notice to the insurer(s) of all material claims that have arisen since July 17, 2017 and that may be insured thereby.

The policies listed therein will continue in effect after the consummation of the transactions contemplated by this Agreement until the termination or expiration thereof in accordance with their respective terms.

4.23             Risk Management Instruments. Other than the Hedging Assets pertaining to the Hedging Agreements identified in Section 4.23 of the Disclosure Schedules, no Acquired Company has in place any current swaps, caps, floors, collars, options, futures and forward contracts, foreign exchange contracts, currency swaps, principal only trades, treasury trades, or other similar arrangements. All Hedging Assets were entered into in accordance with all applicable Laws and each of them constitutes the valid and legally binding obligation of the applicable Acquired Company, enforceable in accordance with its terms, and each is in full force and effect. No Acquired Company, nor to the Company’s Knowledge any other party thereto, is in breach of any of its obligations under any of the Hedging Assets to which it is a party.

4.24            Accounts Receivable. Each account receivable reflected on the Balance Sheet or on the accounting records of the Acquired Companies (i) is a valid and subsisting amount owing to the Acquired Companies, (ii) is carried on the books of the Acquired Companies at values determined in accordance with GAAP, (iii) has arisen from bona fide transactions entered into by the applicable Acquired Company and, (iv) as of the date hereof, no Acquired Company has received any written notice from any Person in disputing or denying a claim by the Acquired Companies for reimbursement in connection with any accounts receivable.

4.25            Certain Financial Information. With respect to the information and materials that have been made available by the Acquired Companies to the Buyer in the following sections of the Data Room: Section 3.1.1.1 (Portfolio Tape), such information and materials are true and correct in all material respects as of the date such information and materials are dated or marked. The words “made available to the Buyer” or “made available by the Acquired Companies to the Buyer in the following sections of the Data Room” or other words of similar import refer to documents provided to the Buyer or its representatives in hard copy or by email prior to the date hereof or posted to the Data Room by or on behalf of the Acquired Companies and remaining in the Data Room as of the date hereof.

4.26             Bank Accounts. Section 4.26 of the Disclosure Schedules sets forth the names and locations of all banks and other financial institutions with which any Acquired Company maintains an account (or at which an account is maintained to which any Acquired Company has access as to which deposits are made on behalf of such Acquired Company) and identifies the (a) type of account maintained at such bank or other financial institution and (b) the names of all Persons who are authorized to (i) sign checks or other documents with respect to, or input or release payments from, such account and (ii) access such account.

4.27             Securitization Transactions. Except for those transactions set forth on Section 4.27 of the Disclosure Schedules, since July 17, 2017, and to the Company’s Knowledge prior thereto, there are no securitization transactions involving Loans or Past Loans. Each of the Securitization Entities was formed in accordance with, and all transactions between any Acquired Company and any Securitization Entity or Securitization Trust have been consummated and performed in accordance with, all applicable Laws in all material respects. All Securitization Documents pertaining to the Securitization Trusts are valid, binding and in full force and effect and, if applicable, are enforceable by the respective parties thereto in accordance with their terms except that the enforceability thereof may be limited by the Enforceability Exceptions.

4.28              Information Technology; Security and Privacy.

(a)               All information technology and computer systems, including software, hardware, networks, interfaces, and related systems, relating to the transmission, storage, maintenance, processing or analysis of data and information, whether or not in electronic format, material to the conduct of the business of the Acquired Companies, taken as a whole, (collectively, “Acquired Company IT Systems”) have been maintained in all material respects in accordance with prudent industry standards. All Acquired Companies have in place a disaster recovery program designed to provide for the regular back-up and recovery of the data and information material to the conduct of the business of the Acquired Companies without material adverse impact to the conduct of the business of the Acquired Companies, taken as a whole.

(b)               All right, title and interest in and to the data included in any Company Intellectual Property and other information (including personal information regarding any Person) that is material to the business of the Acquired Companies, taken as a whole, and contained in any database used or otherwise maintained by an Acquired Company in any form or medium (collectively, the “Acquired Company Data”) is owned, leased or licensed by such Acquired Company.

(c)               Since December 31, 2018, to the Company’s Knowledge, there has not been any (i) material disruption, interruption, outage or continued substandard performance affecting any Acquired Company IT System in any material respect or (ii) to the Company’s Knowledge, any material incidents of physical or data security breaches or other material unauthorized use, access, interruption, modification or corruption of any Acquired Company IT System or any Acquired Company Data, or any material written complaints, notices to, or audits, proceedings or investigations conducted or claims asserted by any Person against any Acquired Company regarding any actual or alleged material security breach or other material unauthorized use, access, interruption, modification or corruption of any Acquired Company IT System.

4.29          Exclusivity of Representations. The representations and warranties made by the Sellers in Article III and Article IV of this Agreement (including the exceptions expressly set forth in the Disclosure Schedules) are the exclusive representations and warranties, express or implied, made by the Sellers. The Sellers hereby expressly disclaim any other express or implied representations or warranties with respect to any matter whatsoever, and except to the extent expressly set forth in a representation or warranty in Article III or Article IV of this Agreement, no Seller nor any of their Related Persons shall be liable in respect of the accuracy or completeness of any information provided to the Buyer or its Affiliates.

V.                REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer and, solely for the purposes of Section 5.8, Guarantor hereby represents and warrants to the Sellers, as of the date hereof, as follows:

5.1              Organization of the Buyer. The Buyer is an entity that is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has full power and authority necessary to enable it to own, lease or otherwise hold its properties and assets, including the Equity Interests, and to conduct its business as presently conducted.

5.2              Authority, Execution and Delivery; Enforceability. The Buyer has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and (subject to the Consents described in Section 5.3) to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary action. The Buyer has duly executed and delivered this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement and each Ancillary Agreement to which it is, or is specified to be, a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforceability thereof may be limited by the Enforceability Exceptions.

5.3              No Violation; Consents and Approvals. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, (a) conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (i) any provision of the organizational documents of the Buyer, or (ii) any Law applicable to the Buyer or the property or assets of the Buyer, or (b) conflict with, or result in any material violation of or material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any Contract by which the Buyer or any of its assets are bound, other than any such failure that would not reasonably be expected to have an adverse effect on the ability of the Buyer to perform its obligations under this Agreement. No Governmental Approval is required to be obtained or made by or with respect to the Buyer in connection with the execution and delivery by the Buyer of this Agreement and the Ancillary Agreements or the consummation by the Buyer of the transactions contemplated hereby and thereby.

5.4              Litigation. There are no Proceedings pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer or its assets, at Law or in equity, by or before any Governmental Authority, or by or on behalf of any third party, which, if adversely determined, would impair the Buyer’s ability to consummate the transactions contemplated hereby, and there are no outstanding Orders of any Governmental Authority, affecting the Buyer or its assets, at Law or in equity, which would impair the Buyer’s ability to consummate the transactions contemplated hereby.

5.5              Financial Ability. The Buyer has, and will through the Closing and at all times thereafter when and as required by this Agreement have, sufficient immediately available funds to pay in cash the amount of the Purchase Price and all other amounts payable pursuant to this Agreement to consummate all of the transactions contemplated hereby and to satisfy all other costs and expenses of the Buyer arising in connection with the transactions contemplated hereby.

5.6              Brokers. No broker, finder or financial advisor or other Person is entitled to any brokerage fees, commissions, finders’ fees or financial advisory fees in connection with the transactions contemplated hereby by reason of any Contract or other arrangement or understanding entered into with the Buyer or any Affiliate of the Buyer or any of its partners, officers, employees, representatives or agents.

5.7              Exclusivity of Representations. The representations and warranties made by the Buyer in Article V of this Agreement are the exclusive representations and warranties, express or implied, made by the Buyer. The Buyer hereby expressly disclaims any other express or implied representations or warranties with respect to any matter whatsoever.

5.8              No Outside Reliance. Each of the Buyer and the Guarantor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the transactions contemplated hereby. Each of the Buyer and the Guarantor confirms that the Acquired Companies have made available to the Buyer and its agents and representatives the opportunity to ask questions of the officers and management employees of the Acquired Companies as well as full and complete access to the books and records, facilities, equipment, Tax Returns, Contracts, insurance policies (or summaries thereof) and other properties and assets of the Acquired Companies that it and its representatives have desired or requested to see or review and to acquire additional information about the business and financial condition of the Acquired Companies. Each of the Buyer and the Guarantor confirms that it has made an independent investigation, analysis and evaluation of the Acquired Companies and their respective properties, assets, business, financial condition, documents, information and records. Each of the Buyer and the Guarantor acknowledges and agrees that (i) none of the Acquired Companies, the Sellers, any of their respective Affiliates, any of their respective Representatives or any other Person, has made, or is making, any representation or warranty whatsoever, express or implied (nor has the Buyer or the Guarantor relied on any representation, warranty or statement of any kind by the Acquired Companies, the Sellers, any of their respective Affiliates, any of their respective Representatives or any other Person), other than those representations and warranties expressly set forth in Articles III and IV, including as to the accuracy or completeness of any information regarding the Acquired Companies furnished or made available to the Buyer or the Guarantor and their respective representatives (including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Acquired Companies), (ii) none of the Sellers, the Acquired Companies or any other Person has any obligation to disclose any information regarding the Acquired Companies, except as expressly set forth in this Agreement, the Ancillary Agreements and the certificates delivered pursuant hereto and thereto, and (iii) none of the Sellers or any other Person shall have or be subject to any liability to the Buyer, the Guarantor or any other Person resulting from the distribution to the Buyer, the Guarantor, or the Buyer’s or the Guarantor’s use of, any such information, including the Project Stingray Teaser prepared by Piper Jaffray, the Confidential Information Memorandum prepared by Piper Jaffray, dated June 2019, and the Confidential Information Memorandum Supplement prepared by Piper Jaffray, dated June 2019, and any information, documents or material made available to the Buyer or the Guarantor in any physical or electronic “data rooms,” management presentations or in any other form in expectation of the transactions contemplated hereby. The Buyer and the Guarantor acknowledges that it is acquiring the assets of the Acquired Companies without any representation or warranty as to merchantability or fitness for any particular purpose, in an “as is” condition and on a “where is” basis, except as otherwise expressly set forth in this Agreement. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to, as well as any information, documents or other materials (including any such materials contained in any “data room” or reviewed by the Buyer, the Guarantor or any of their respective Affiliates, agents or representatives) are not and will not be deemed to be representations or warranties of the Sellers or the Acquired Companies.

5.9              No Knowledge of Misrepresentation or Omission. The Buyer does not have any actual knowledge (as opposed to constructive or imputed knowledge) that the representations and warranties of the Sellers made herein are not true and correct in any material respect. The Buyer does not have any actual knowledge (as opposed to constructive or imputed knowledge) of any material errors in, or material omissions from, the Disclosure Schedules.

VI.              COVENANTS OF THE PARTIES.

6.1              Conduct of the Business. Subject to applicable Law, from the date hereof until the earlier of the Closing and the termination of this Agreement, except (i) as otherwise contemplated by this Agreement or any Ancillary Agreement, (ii) as may be required to comply with Law, (iii) as set forth on Section 6.1 of the Disclosure Schedules, or (iv) as otherwise consented to by Buyer (such consent not to be unreasonably withheld, delayed or conditioned):

(a)            the Sellers shall cause each Acquired Company to (i) carry on the business of such Acquired Company in the ordinary course of business and consistent with past practice, (ii) maintain its existence in good standing and use its commercially reasonable efforts to keep available the services of all senior management employees, (iii) operate the business in compliance with all applicable Laws in all material respects; and (iv) comply with the terms of all Material Contracts in all material respects; and (v) maintain in full force and effect all Permits necessary to carry on the business of the Acquired Companies in all material respects; provided, however, that the Sellers shall not be obligated to provide, directly or indirectly, any funds to any Acquired Company.

(b)            the Sellers shall not permit any Acquired Company to:

(i)       (A) sell, lease, transfer or otherwise dispose of or encumber or permit all or any material portion of the assets of such Acquired Company (whether tangible or intangible) to be sold, transferred, assigned, pledged or encumbered, other than in the ordinary course of business; (B) extend, materially amend, cancel or terminate any Material Contract, except for modifications or extensions of existing Material Contracts either contemplated by their terms or otherwise undertaken in the ordinary course of business; or (C) enter into any Contract that would have been a Material Contract if entered into prior to the date hereof (other than Material Contracts entered into in the ordinary course of business, including with respect to securitization transactions);

(ii)     amend any organizational documents of any Acquired Company;

(iii)    (A) hire any new employees with a base salary in excess of one-hundred thousand dollars ($100,000) or otherwise grant any material salary, wage or compensation increase or increase any employee benefit for any of the existing employees, including incentive, commission or bonus payments, except in the ordinary course of business or as may be required under existing Contracts; or (B) enter into, establish, adopt, amend or provide discretionary benefits under any material employee benefit plan (including any company benefit plan and any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto) or take any action to accelerate the vesting or exercisability of any options or other compensation or benefits of any employees; (C) take any action that could create any obligation or other liabilities under the WARN Act; or (D) modify or waive any non-competition, non-solicitation, confidentiality or other similar obligation of any current or former employee;

(iv)    create, incur, assume or guarantee or otherwise become responsible for any Indebtedness applicable to any Acquired Company, in each case, except in the ordinary course of business;

(v)     declare or pay any dividends, in each case, other than any distribution or dividend comprised exclusively of Distributable Cash;

(vi)    except as necessary to comply with applicable Laws, make any material changes in any Guidelines;

(vii) (A) effect any recapitalization, (B) issue any equity interests, or rights, warrants or options to purchase its equity interests, as the case may be; (C) split, combine or reclassify any of its equity interests, as the case may be, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, as the case may be; or (D) purchase, redeem or otherwise acquire any of its equity interests, or any rights, warrants or options to acquire any such equity interests;

(viii)  lift or terminate any existing Hedging Assets or related positions except in the ordinary course of business;

(ix)    settle, or offer, agree or propose to settle, or consent to judgment in, any material Proceeding applicable to any Acquired Company, other than Proceedings relating to claims applicable to Loans made in the ordinary course (including Proceedings relating to foreclosures), with any Person or Governmental Authority involving such Acquired Company if such settlement would in any way bind Buyer or its Affiliates (including any Acquired Company after the Closing) or would materially adversely affect any Acquired Company; or

(x)      (A) make, change or revoke any material Tax election; (B) change any Tax Period; (C) adopt or change any accounting method; (D) file any amended Tax Return; (E) enter into any closing agreement with respect to any Tax-related matter; (F) settle, compromise, concede or abandon any Tax claim or assessment relating to such Acquired Company; (G) surrender any right to claim a refund of Taxes; or (H) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to such Acquired Company, in each case, to the extent such action would be reasonably expected to increase the Tax liability, or reduce any Tax attribute, of such Acquired Company for any Tax Period ending after the Closing Date; or

(xi)    agree, resolve or commit to do any of the foregoing.

6.2              Public Announcements. The initial press release regarding this Agreement and the transactions contemplated hereby shall be a joint press release mutually agreeable to the Buyer and the Sellers, in their sole discretion, and between the date hereof and Closing the Buyer shall not, without the prior approval of the Sellers, and the Sellers shall not, without the prior approval of the Buyer (and in the case of disclosure by Management Seller, the Fortress Sellers, and in the case of disclosure by the Fortress Sellers, the Management Seller) issue any report, statement or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby, except to the extent required by Law (including relevant stock exchange rules), in which case the party required to make such disclosure shall discuss the contents of the disclosure with, and provide the Fortress Sellers (if disclosure is made by the Management Seller or the Buyer), the Management Seller (if disclosure is made by the Fortress Sellers or the Buyer) and the Buyer (if disclosure is made by any Seller), with a reasonable opportunity to comment on such disclosure before issuing any such report, statement or press release or otherwise making any such public statement. Notwithstanding the foregoing, nothing herein shall prohibit (a) the Sellers or the Buyer from making public statements with respect to this Agreement that are consistent with prior disclosures made by the parties and approved in accordance with the foregoing, so long as, with respect to any such written statement, the party making such public statement consults the other and provides the other with a reasonable opportunity to review and comment on any such written statement, or (b) Buyer from making any public disclosure to the extent Buyer determines it to be required or advisable in connection with any capital raising transaction by Buyer (including, without limitation, capital raising transactions in the public markets), provided that prior to Closing, Buyer shall provide the Sellers with a reasonable opportunity to provide input and commentary with respect to the content of such disclosure. Sellers acknowledge that Guarantor intends to prepare and file a Form 8-K with the United States Securities and Exchange Commission (i) promptly following the date hereof concerning the transactions contemplated by this Agreement and attaching the form of Agreement as an exhibit to such filing, and (ii) promptly following the Closing concerning the consummation of the transactions contemplated by this Agreement (the “Closing Form 8-K”); provided, that, the Guarantor shall provide the Sellers with a reasonable opportunity to provide input and commentary with respect to the content of such Closing Form 8-K and any associated press release. Notwithstanding anything to the contrary in this Section 6.2, the Management Seller shall not unreasonably withhold, condition or delay any consent, approval, input or commentary to be given or provided by it under this Section 6.2. For the avoidance of doubt, this Section 6.2 shall not survive the filing of the Closing Form 8-K.

6.3              Directors and Officers. (a) The Buyer shall, and shall cause the Acquired Companies to, honor all the Acquired Companies’ obligations to, exculpate or indemnify, defend and hold harmless (including advancing funds for expenses), to the fullest extent permitted by Law, the current and former directors, officers, employees, managers or members of the Acquired Companies (the “Covered Persons”) for acts or omissions by such persons occurring at or before the Closing, and such obligations shall survive the Closing and shall continue in full force and effect in accordance with the terms of the certificate of formation and limited liability company operating agreement or partnership agreement, or certificate of incorporation and by-laws (or comparable documents) of the Acquired Companies, as such terms exist of the date hereof, from the Closing until the expiration of the applicable statute of limitations with respect to any claims against such persons arising from, relating to, or otherwise in respect of, such acts or omissions. For the avoidance of doubt, no amendment or modification of such obligations after the Closing shall have any effect on the obligations of the Buyer hereunder.

(b)               For a period of six (6) years after the Closing, the Buyer shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by the Acquired Companies, as identified on  Section 4.22 of the Disclosure Schedules, (provided, however, that the Buyer may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions that are no less advantageous) with respect to claims arising from, relating to, or otherwise in respect of, facts or events that occurred at or before the Closing.

(c)               If the Buyer, any Acquired Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets, then, and in each case, the Buyer and such Acquired Company shall ensure that such surviving corporation or entity or the transferees of such properties or assets assume the obligations set forth in this Section 6.3.

6.4              Tax Covenants. Except as required under applicable Law, without the prior written consent of the Sellers’ Representative, which consent shall not be unreasonably withheld or delayed, the Buyer shall not permit the Acquired Companies to file any amended (i) state or local Tax Return for any Acquired Company or (ii) Tax Return for any Securitization Issuer in each case with respect to any period or portion thereof that ends on or prior to the Closing Date.

6.5              Employment Obligations.

(a)               Subject to Section 6.5(c), for a period of twelve (12) months following the Closing Date, the Buyer shall cause the Acquired Companies to provide to each Continuing Employee (i) a base salary or wage rate (as applicable) that is not less favorable than the base salary or wage rate (as applicable) provided to such Continuing Employee immediately prior to the Closing Date and (ii) other compensation and benefits (including health, welfare, retirement and fringe benefits, but excluding bonus or equity-based compensation, any payment in respect of the CFC I Promote Interests and CFC II Promote Interests, severance and benefits provided pursuant to any defined benefit pension plans) that are, taken as a whole, at least as favorable in the aggregate to the other compensation and benefits provided to such Continuing Employee immediately prior to the Closing Date.  In addition, with respect to the 2019 calendar year, the aggregate bonus pool available for the Continuing Employees shall be the sum of (x) the accrued amount reflected in Net Book Value as of the Closing and (y) an allocation of bonus for the fourth quarter of 2019 based on the methodology used to determine the 2019 bonus accrued for such Continuing Employees as of immediately prior to the Closing.  Such bonus pool shall be allocated among the Continuing Employees by the Chief Executive Officer of CAF Lender subject to the final written approval of the President and Chief Executive Officer of Guarantor.

(b)               With respect to each benefit plan, program, practice, policy or arrangement maintained by the Buyer following the Closing Date which is made available to any of the Continuing Employees (the “Buyer Plans”), for purposes of determining eligibility to participate, vesting and entitlement to benefits where the length of service is relevant, service with the Acquired Companies (or predecessor employers to the extent the Buyer provides service credit with respect to service with such predecessor employer) shall be treated as service with the Buyer, except to the extent that such service credit would result in any duplication of benefits. The Buyer shall use commercially reasonable efforts to cause each applicable Buyer Plan to waive eligibility waiting periods, evidence of insurability requirements, pre-existing condition limitations (in each case to the extent that such periods, requirements and limitations and, except with respect to long-term disability plans, actively at work requirements were satisfied or waived under the applicable plan or plans in which the Continuing Employees participate immediately prior to the Closing). To the extent applicable in the plan year that contains the Closing Date, the Buyer shall use commercially reasonable efforts to (i) cause the Continuing Employees and their respective dependents to be given credit under the applicable Buyer Plan for amounts paid during the calendar year in which the Closing Date occurs under a corresponding benefit plan of the Acquired Companies for purposes of applying deductibles, co-payments and out-of-pocket maximums, as though such amounts had been paid in accordance with the terms and conditions of the Buyer Plan, and (ii) credit the accounts of Continuing Employees under any Buyer Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee under the applicable plan or plans in which such Continuing Employee participated immediately prior to the Closing Date.

(c)               Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee any severance payment or employment for any period of time for, or preclude the ability of the Buyer or the Acquired Companies to terminate, any Continuing Employee for any reason after the Closing Date, (ii) constitute an amendment to any Plan or any Buyer Plan, or (iii) require the Buyer or the Acquired Companies to continue any Plan or prevent the amendment, modification or termination thereof after the Closing Date. For the avoidance of doubt, any liability arising from an act or omission by the Buyer in accordance with clauses (i), (ii) or (iii) of this Section 6.5(c) shall be solely the responsibility of the Buyer. The provisions of this Section 6.5 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section 6.5 shall create such rights in any such persons.

6.6              Records. On the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer all original agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium, if any, primarily relating to the business and operations of the Acquired Companies.

6.7              Fees and Expenses; Transfer Taxes. (a) Except as set forth herein, each party hereto shall pay all fees and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b)               All applicable sales, transfer, recording, deed, stamp and other similar taxes, including, without limitation, any real property transfer or excise taxes (if any), resulting from the consummation of the transactions contemplated by this Agreement (“Transfer Taxes”) shall be borne fifty percent (50%) by the Buyer and fifty percent (50%) by the Sellers.

(c)               The Sellers and the Buyer agree to cooperate with each other in all respects in determining the amount of any Transfer Taxes that may be imposed on the transactions contemplated hereby, as well as in the preparation, execution and Filing of any and all Tax Returns that may be required to be filed in connection with any such Transfer Taxes and in the defense or prosecution of any audit, examination, refund claim or any other similar action or proceeding that may arise in connection with such Transfer Taxes; provided, however, that notwithstanding the foregoing, as between the parties hereto, the Sellers, at their own expense, shall prepare and timely file with the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed, any Tax Returns that may be required to be filed in connection with any such Transfer Taxes.

6.8              Post-Closing Notice Filings. The Buyer shall cause the Acquired Companies to timely make all post-Closing notice filings required to be made with Governmental Authorities and set forth in Section 4.5(b) of the Disclosure Schedules.

6.9              Pre-Closing Access. Subject to applicable Law, prior to the Closing or earlier termination of this Agreement, the Sellers shall cause each Acquired Company to give Buyer and its Representatives reasonable access to the personnel, books and records of such Acquired Company for the purpose of facilitating the transactions contemplated hereby and to furnish to Buyer and its Representatives such other information concerning such Acquired Company which is reasonably requested, and all such information provided to or received by Buyer and its Representatives shall be subject to the Confidentiality Agreement; provided, however, that any such access shall be granted during normal business hours at mutually agreed-to times, with advance notice to Sellers and such Acquired Company and Buyer, on behalf of itself and its Representatives, agrees that any such access shall be conducted in such a manner as not to interfere with the normal business operations of such Acquired Company. This Section 6.9 shall not require any Seller or any Acquired Company to permit any access, or to disclose any information, that in the reasonable judgment of such party could reasonably be expected to result in (i) a violation of applicable Law or (ii) the loss of attorney-client or other legally-protected privilege with respect to such information

6.10             Restrictive Covenants.

(a)               Management Non-Compete. During the three (3) year period immediately following the Closing Date, the Management Holders shall not, directly or indirectly through another Person, acquire (whether through merger, the acquisition of stock, assets or otherwise) and thereafter own (whether through ownership of securities or other ownership interests in), or engage or invest in, carry on, manage, operate, control or participate in the management, operation or control of, any Restricted Business. As used in this Section 6.10(a), “Restricted Business” means any active operating business primarily engaged in the business of acquiring, originating, securitizing or selling single-family rental or “fix-and-flip” business-purpose loans in the geographic regions where the Acquired Companies conduct business as of the Closing. Notwithstanding anything in Section 6.10(a), nothing in this Agreement shall preclude, prohibit or restrict any Management Holder from conducting or engaging in any business activity of any kind that does not constitute the Restricted Business or from otherwise passively owning four and ninety-nine hundredths percent (4.99%) or less of the outstanding securities of any Person.

(b)               Non-Solicitation and Non-Hire.

(i)                 For a period of one (1) year following the Closing Date, the Fortress Sellers shall not, and shall not permit any employee of Fortress Investment Group LLC materially involved in the transactions contemplated by this Agreement, to (A) solicit for employment any employee of any Acquired Company as of the Closing Date or (B) employ or otherwise hire any employee of any Acquired Company, and (ii) for a period of one (1) year following the Closing Date, the Fortress Sellers shall not permit any employee of Fortress Investment Group LLC who is a part of the Fortress Credit Funds business, to solicit for employment or employ or otherwise hire any employee of an Acquired Company whose name is set forth on Schedule 6.10(b) (“Covered Executives”).

(ii)              Except for the benefit of the Buyer, the Acquired Companies and their respective Affiliates, for a period of two (2) years following the Closing Date, the Management Seller shall not, and shall not permit any Management Holder to, solicit for employment or employ or otherwise hire any employee of any Acquired Company and shall not permit their respective Affiliates to solicit for employment or employ or otherwise hire any Covered Executives.

(iii)            Notwithstanding the foregoing, Sellers and their respective Affiliates shall not be prohibited from (i) soliciting for employment or employing or otherwise hiring any employee of any Acquired Company or Covered Executive, as the case may be, pursuant to a general employment advertisement or solicitation from a head hunter or other placement professional not specifically directed at such employees or the Covered Executives, as applicable, or (ii) soliciting for employment or employing or otherwise hiring any employee or Covered Executive whose employment is terminated with or without cause by any Acquired Company following the Closing Date.

(c)               The parties agree that the covenants set forth in this Section 6.10 are reasonable with respect to duration, geographical area, and scope. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.10 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

6.11            Advise of Changes. From the date hereof to the Closing Date, Sellers shall, reasonably promptly after any such Seller acquires knowledge thereof, advise Buyer of the occurrence of any matter or event occurring after the date hereof that has had or is reasonably expected to have a Material Adverse Effect or would otherwise be reasonably expected to cause not to be satisfied any of the conditions under Sections 8.1 or 8.2.

6.12             Exclusivity. From the date hereof until the earlier of: (i) the date of termination of this Agreement, and (ii) the Closing Date, without Buyer’s prior written approval, the Sellers shall not, and shall not permit the Acquired Companies or any of their respective Representatives to, directly or indirectly: (a) solicit the submission of any proposal or offer from any Person, other than Buyer or any of its Representatives, relating to any Acquisition Transaction, (b) participate in any negotiations or discussions with any Person, other than Buyer or any of its Representatives, regarding an Acquisition Transaction, (c) furnish to any Person, other than Buyer or any of its Representatives, any information or data relating to any of the Acquired Companies for purposes of an Acquisition Transaction, or (d) accept any proposal or offer or enter into any agreement, arrangement or understanding relating to any Acquisition Transaction with any Person other than Buyer or one or more of its Affiliates; provided, however, the foregoing will not restrict the Sellers or the Acquired Companies from providing information to purchasers or potential purchasers (including any securitization party) of loans from the Acquired Companies.

6.13             Reasonable Efforts.

(a)               On the terms and subject to the conditions set forth in this Agreement, Buyer and the Sellers shall, and the Sellers shall cause the Acquired Companies to, as applicable, use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable and in any event prior to the Outside Date, the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary actions or nonactions, waivers, Filings, and Governmental Approvals. Notwithstanding the foregoing, Buyer shall not be required to (i) hold separate or divest, or agree to hold, separate or divest, any of its businesses, services, products or assets of the Buyer or its Affiliates (including any Acquired Company after Closing) or to commit to limit the Buyer’s or any of its Affiliates’ (including any Acquired Company after Closing) freedom of action from and after Closing with respect to its ability to retain any of their respective businesses, services, products or assets, or (ii) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby.

(b)               From the date hereof to the Closing Date, upon the reasonable request of Buyer from time to time, the Sellers shall cause the Acquired Companies to cooperate with the Buyer, at the sole cost and expense of the Buyer, in connection with any public filings or disclosures that Buyer or Guarantor (or any of their Affiliates) are required to make in accordance with applicable securities Laws, including assistance with audited financial statements of any Acquired Company as may be necessary to comply with Regulation S-X; provided, however, that neither the Sellers nor the Acquired Companies shall be required to incur any expense or other liabilities in connection with such cooperation.

6.14             Post-Closing Confidentiality. From the Closing until the second anniversary of the Closing Date, the Sellers shall, and shall cause their respective Representatives to, hold, in confidence any and all information of a proprietary nature, concerning the Acquired Companies, except to the extent that that such information (a) is generally available to or becomes known by the public through no fault of the Sellers or their respective Representatives in violation of this Section 6.14; or (b) is lawfully acquired by the Sellers or any of their respective Affiliates from and after the Closing from sources which are not prohibited, to the knowledge of the Sellers or such Affiliate, from disclosing such information by a legal, contractual or fiduciary obligation; provided, however, that if a Seller or any of its Affiliates is compelled or requested to disclose any information by judicial or administrative process or by other requirements of Law or Governmental Authority, such Seller shall be permitted to disclose such information, provided that such Seller shall disclose only that portion of such information which such Seller is advised by counsel (which may be in-house counsel) in writing is required or requested to be disclosed. Notwithstanding the foregoing, nothing herein shall restrict (i) any Seller from disclosing any such information (a) to the extent reasonably required in connection with any dispute or Proceeding related to this Agreement or (b) to any of its Representatives, and (ii) any Fortress Seller from making ordinary course disclosures to its and its Affiliates’ existing or potential investors.

6.15             [Reserved]

6.16             Mutual Release.

(a)               Each Seller, on behalf of such Seller and each of such Seller’s Related Persons (collectively, the “Seller Releasors”), hereby releases and forever discharges the Buyer, the Acquired Companies and each of their respective individual, joint or mutual, past, present and future Related Persons and their respective representatives, successors and assigns (collectively, the “Seller Releasees”) from any and all claims, demands, Proceedings, causes of action and judgments that any respective Seller Releasor now has, has ever had or may hereafter have against the Seller Releasees and from any and all Contracts, debts, liabilities and obligations that any such Seller Releasee now has, has ever had or may hereafter have to or in favor of any such Seller Releasors, in each case of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) arising contemporaneously with or before the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or before the Closing Date (in any case other than (i) any obligations of the Buyer arising under this Agreement or any Ancillary Agreement, (ii) any claims, demands, Proceedings, causes of action and judgments, Contracts, debts, liabilities or obligations that are unrelated to the transactions contemplated hereby (it being agreed that any of the foregoing that are related to the Acquired Companies shall be deemed to be related to the transactions contemplated hereby and not the subject of this clause (ii)), (iii) any claims, actions, demands, damages or liabilities of Management Seller or any Management Holder on account of, arising out of, relating to or under any Employment and Confidentiality Agreement, the Share Distribution and Acquisition Agreements or any employment, director or officer arrangement or relationship with any Acquired Company or the Buyer, including rights to earned but unpaid wages or compensation, unpaid vacation and unreimbursed business expenses, or under any Plans post-Closing (but expressly excluding any rights or remedies under each employment agreement set forth under the caption “Management Agreements” on Section 4.12(a) of the Disclosure Schedules, which will be terminated effective on or prior to Closing) and (iv) Fraud) (collectively, the “Seller Released Claims”). Each Seller hereby irrevocably covenants to refrain from, and to cause each of its Related Persons to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Seller Releasee, based upon any Seller Released Claim. Buyer and each of the Management Holders acknowledges that each Management Holder is a Related Person of the Management Seller and a Seller Releasor and Buyer Releasee (as defined below) hereunder. Notwithstanding anything to the contrary in this Section 6.16, no Seller, whether on behalf of itself or its Related Persons, is releasing any other Seller or such other Seller’s Related Persons (other than, in each case, the Acquired Companies) under this Section 6.16(a). For the avoidance of doubt, other than Buyer’s obligation to pay the Purchase Price in accordance with this Agreement, Buyer and its Affiliates (including the Acquired Companies following the Closing) shall have no obligation to make any payment or distribution to Management Seller or any other party with respect to the CFC I Promote Interests or the CFC II Promote Interests, whether arising out of or resulting from the transactions contemplated hereby or any other event, circumstance or occurrence. The Sellers agree that any payment in respect of the CFC I Promote Interests and CFC II Promote Interests shall be made on the Closing Date in accordance with the Waterfall and, upon such payment, all obligations with respect thereto shall be fully and finally satisfied. This Section 6.16(a) is not intended to eliminate, diminish or reduce any obligation of any Acquired Company set forth in its organizational documents or as contemplated by Section 6.3 to provide indemnity to any Management Holder in his or her capacity as employee, officer or director of such Acquired Company. For the avoidance of doubt, this Section 6.16(a) is not intended to limit eliminate, diminish or reduce (1) any obligation of any Acquired Company set forth in its organizational documents to provide indemnity to any Management Holder in his or her capacity as employee, officer or director of any such Acquired Company, (2) any obligation of the Buyer or the Acquired Companies under Section 6.3, or (3) any right to exculpation, indemnification or advancement of funds to any Management Holder in his or her capacity as employee, officer or director of any such Acquired Company, or any related rights to coverage under any director and officer liability insurance policy.

(b)               The Buyer, on behalf of itself and each of its Related Persons including the Acquired Companies (collectively, the “Buyer Releasors”), hereby releases and forever discharges the Sellers and each of their respective individual, joint or mutual, past, present and future Related Person and their respective representatives, successors and assigns (collectively, the “Buyer Releasees”) from any and all claims, demands, Proceedings, causes of action and judgments that any respective Buyer Releasor now has, has ever had or may hereafter have against the Buyer Releasees and from any and all Contracts, debts, liabilities and obligations that any such Buyer Releasee now has, has ever had or may hereafter have to or in favor of any such Buyer Releasors, in each case of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) arising contemporaneously with or before the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or before the Closing Date (in any case other than (i) any obligations of the Sellers arising under this Agreement or any Ancillary Agreement, (ii) any claims, demands, Proceedings, causes of action and judgments, Contracts, debts, liabilities or obligations that are unrelated to the transactions contemplated hereby (it being agreed that any of the foregoing that are related to the Acquired Companies shall be deemed to be related to the transactions contemplated hereby and not the subject of this clause (ii)) and (iii) Fraud) (collectively, the “Buyer Released Claims”). The Buyer hereby irrevocably covenants to refrain from, and to cause each of its Related Persons to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any Proceeding of any kind against any Buyer Releasee, based upon any Buyer Released Claim.

(c)               The Seller Releasors and the Buyer Releasors have been made aware of, and understand, the provisions of California Civil Code Section 1542 (“Section 1542”), which provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The Seller Releasors and the Buyer Releasors expressly, knowingly, and intentionally waive any and all rights, benefits, and protections of Section 1542 and of any other state or federal statute or common law principle limiting the scope of a general release.

6.17          PEO Notice. Prior to the Closing Date, Sellers shall, or shall cause the applicable Acquired Company to, use commercially reasonable efforts to provide written notice to TotalSource, pursuant to the terms of the PEO Contract, of the change in ownership or control of CAF Lender that shall be consummated upon the occurrence of the Closing.

VII.	TAX MATTERS.

7.1           Tax Matters.

(a)           Tax Return Preparation and Payment of Taxes.

(i)                 The Sellers shall cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Acquired Companies for Pre-Closing Tax Periods, provided that any such Tax Returns shall be filed in a manner consistent with past practice. In each case the Sellers shall remit or cause to be remitted Taxes, if any, due with respect to such Tax Returns. The Sellers shall file no other Tax Returns with respect to any Acquired Company. The Buyer shall file all state and local Tax Returns of any Surviving Acquired Company, and all Tax Returns of any Securitization Issuer to be filed by a Seller or an Affiliate of a Seller pursuant to the terms of the Securitization Documents, due with respect to all Post-Closing Tax Periods and shall pay all Taxes required to be paid with respect thereto.

(ii)              If the Buyer files any Tax Return with respect to an Acquired Company that relates to any Straddle Period, (i) not less than thirty (30) days prior to the due date for such Tax Return, taking into account extensions (or, if such due date is within thirty (30) days following the Closing Date, as promptly as practicable following the Closing Date), the Buyer shall provide the Sellers with a draft copy of such Tax Return for the Sellers’ review, (ii) within ten (10) days of receiving such Tax Return, the Sellers may provide reasonable comments, and (iii) the Buyer shall take into consideration in good faith any such comments.

(iii)            For all purposes under this Agreement, in the case of any real property, personal property, ad valorem or other Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax which relates to the pre-Closing portion of the Straddle Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period. Any such Taxes that are not allocated to the pre-Closing portion of the Straddle Period shall be allocated to the post-Closing portion of such Straddle Period. In the case of any other Taxes for a Straddle Period, the allocation of such Taxes between the pre-Closing portion and post-Closing portion of such Straddle Period shall be made on the basis of an interim closing of the books as of close of business on the Closing Date.

(iv)             The Sellers or the Buyer shall reimburse the other for Taxes for which the Sellers or the Buyer are liable pursuant to paragraph (a) of this Section 7.1 but that are remitted in respect of any Tax Return filed by the other party pursuant to paragraph (a) upon the written request of the party entitled to reimbursement setting forth in detail the computation of the amount owed by the Sellers or the Buyer, as the case may be, but in no event earlier than ten (10) days prior to the due date for paying such Taxes.

(b)            The books and records of the Acquired Companies will be maintained, and the Tax Returns of the Acquired Companies will be filed, so as to accurately reflect the operations of the Acquired Companies through the end of the Closing.

(c)            After the Closing Date, the Sellers and the Buyer shall (and shall cause their respective Affiliates to):

(i)              reasonably cooperate in timely signing and delivering such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes;

(ii)             provide reasonable assistance to the other party in preparing any Tax Returns which such other party is responsible for preparing and Filing in accordance with this Section 7.1, and in connection therewith, provide the other party with any necessary powers of attorney;

(iii)            reasonably cooperate in preparing for and defending any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Acquired Companies; make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Acquired Companies; and

(iv)             furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any state or local Taxes or Tax Returns of any Surviving Acquired Company or any Taxes or Tax Returns of any Securitization Issuer; provided, that the Buyer shall only be obligated to furnish copies of such correspondence to the Sellers to the extent such audit or information request relates to Taxes for which the Sellers may be liable under the terms of this Agreement.

7.2              Adjustment to Purchase Price. Any payments made pursuant to this Article VII shall be considered as an adjustment to the Purchase Price.

7.3              Tax Proceedings.

(a)             The Seller Representative shall have the sole right, at Sellers’ expense and with counsel of their choosing, to control, contest, resolve, and defend against any Proceeding relating to the Taxes of an Acquired Company or a Securitization Trust for a Pre-Closing Tax Period (a “Pre-Closing Tax Proceeding”); provided that with respect to any such Pre-Closing Tax Proceedings (i) the Seller Representative shall offer the Buyer a reasonable opportunity to comment before submitting to any taxing authority any written materials prepared or furnished in connection with such Pre-Closing Tax Proceeding, and allow Buyer to participate in any related meetings or telephonic conference with the applicable taxing authority, (ii) the Sellers’ Representative shall keep the Buyer reasonably apprised of such Pre-Closing Tax Proceeding, (iii) in the case of each Acquired Company which has been or is currently treated and reported as a partnership for U.S. federal Tax purposes (an “Acquired Company Tax Partnership”) for all or any portion of a Pre-Closing Tax Period, the Seller Representative shall use commercially reasonable efforts to make, or cause to be made, a Push-Out Election with respect to any Covered Audit Adjustment of each such Acquired Company Tax Partnership for all Pre-Closing Tax Periods (or portion thereof) for which the Partnership Tax Audit Rules are in effect, pursuant to which each Person who was a “partner” in each such Acquired Company Tax Partnership for such Pre-Closing Tax Periods (or portion thereof) is obligated to pay any and all resulting Taxes, additions to Tax, penalties and interest in a timely fashion arising from or attributable to each such Covered Audit Adjustment, and (iv) the Sellers shall not concede, settle, or compromise any such Pre-Closing Tax Proceeding (or portion thereof) without the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

(b)               Buyer shall have the sole right at its own expense and with counsel of its choosing to control all Proceedings of any Acquired Company or Securitization Trust other than any Pre-Closing Tax Proceeding for which the Seller Representative has exercised such right pursuant to Section 7.3(a); provided that with respect to any Proceeding relating to a Straddle Period (i) Buyer shall offer the Seller Representative a reasonable opportunity to comment before submitting to any taxing authority any written materials prepared or furnished in connection with such Proceeding, and allow the Seller Representative to participate in any related meeting or telephonic conference with the applicable taxing authority, (ii) Buyer shall keep the Seller Representative reasonably apprised of such Proceeding, and (iii) Buyer shall not concede, settle, or compromise any such Proceeding (or portion thereof) without the prior written consent of the Seller Representative, such consent not to be unreasonably withheld, conditioned or delayed.

(c)               The provisions in this Section 7.3 shall prevail over any inconsistent provision in Section 9.6.

VIII.        CONDITIONS TO CLOSING.

8.1              Conditions to Each Party’s Obligations. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver in writing by Buyer and the Sellers’ Representative of, at or prior to the Closing, the following conditions:

(a)               No Injunctions or Restraints. No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Agreement or making the consummation of the Agreement illegal.

8.2              Conditions Precedent to Buyer’s Obligation. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver in writing by the Buyer of, at or prior to the Closing, the following conditions:

(a)               Representations and Warranties. Each Fundamental Representation of any of the Sellers shall be true and correct, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such Fundamental Representation expressly relates to another date (in which case as of such other date). Each representation and warranty of any of the Sellers set forth in this Agreement and in the Ancillary Agreements (other than any Fundamental Representations of the Sellers) shall be true and correct, as of the Closing Date as though made on the Closing Date (except to the extent such representation and warranty expressly relates to another date, in which case such representations and warranties shall have been true and correct as of such other date), except, in each case, for failures of such representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)               Performance of Obligations. Each Seller shall have in all material respects performed or complied with each obligation and covenant required by this Agreement and the Ancillary Agreements to be performed or complied with by such Seller on or before the Closing Date.

(c)               Absence of Seller Material Adverse Effect. No Material Adverse Effect shall have occurred between December 31, 2018 and the Closing Date other than any Material Adverse Effect as to which Buyer has actual knowledge (as opposed to constructive or imputed knowledge) as of the date hereof.

8.3              Conditions to Obligation of the Sellers. The obligations of each of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver in writing by the Sellers’ Representative and of, at or prior to the Closing, the following conditions:

(a)               Representations and Warranties. Each Fundamental Representation of the Buyer shall be true and correct, as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such Fundamental Representation expressly relates to another date (in which case as of such other date). Each representation and warranty of the Buyer set forth in this Agreement and in the Ancillary Agreements (other than any Fundamental Representations of the Buyer) shall be true and correct, as of the Closing Date as though made on the Closing Date (except to the extent such representation and warranty expressly relates to another date, in which case such representations and warranties shall have been true and correct as of such other date), except, in each case, for failures of such representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

(b)               Performance of Obligations of Buyer. Buyer shall have in all material respects performed or complied with in each obligation and covenant required by this Agreement and the Ancillary Agreements to be performed or complied with by Buyer on or before the Closing Date.

IX.              INDEMNIFICATION.

9.1              Indemnification by Sellers.

(a)               Each Seller, from and after the Closing, shall indemnify Buyer and each of its Affiliates and Representatives (the “Buyer Indemnitees”) against and hold each Buyer Indemnitee harmless from, any Losses suffered or incurred by such Buyer Indemnitee arising out of or resulting from: (i) any breach or inaccuracy of any representation or warranty of such Seller contained herein; (ii) any breach or non-fulfillment of any covenant of such Seller which is required to be performed following the Closing; (iii) any breach of the covenants set forth in Section 6.1(a)(i) or Section 6.1(a)(iii) (the “Specified Interim Covenants”); and (iv) any Taxes required to be paid by or with respect to any of the Acquired Companies attributable to a Pre-Closing Tax Period or to the pre-Closing portion of a Straddle Period in accordance with Section 7.1(a)(iii) and any Transfer Taxes for which the Sellers are responsible under Section 6.7(b).

(b)               The obligations of the Sellers under Section 9.1(a) shall be (i) individual and several under Section 9.1(a)(ii) and with respect to any claim for indemnification arising out of or resulting from Fraud, and (ii) otherwise joint and several. For the avoidance of doubt, (i) the Fortress Sellers shall not be deemed to have committed Fraud, and shall not be responsible or liable hereunder for any Fraud committed by the Management Seller or any Management Holder and (ii) the Management Seller shall not be deemed to have committed Fraud, and shall not be responsible or liable hereunder for any Fraud committed by the Fortress Seller.

9.2              Limitations on Sellers Liability.

(a)               Notwithstanding anything to the contrary contained herein, Sellers shall not have any liability under Section 9.1 for any Loss unless (i) the amount of the Loss (or series of related Losses) exceeds fifty thousand dollars ($50,000) (the “De Minimis Amount”) and (ii) the aggregate amount of all Losses for which the Buyer Indemnitees seek indemnification under Section 9.1 exceeds, on a cumulative basis, an amount equal to one million seven hundred and fifty thousand dollars ($1,750,000) (the “Deductible”), whereupon the Buyer Indemnitees shall be entitled to only the amount of such Losses that exceeds the Deductible; provided, however, the De Minimis Amount and the Deductible shall not apply to any claim for indemnification arising out of or resulting from Fraud or breach of any payment obligation under Article II or any Fundamental Representation of any Seller or the matters set forth in Sections 9.1(a)(ii); provided, further, that the Deductible shall not apply to any claim for indemnification arising out of or resulting from the matters set forth in Section 9.1(a)(iv).

(b)               Notwithstanding anything to the contrary herein, the aggregate maximum liability of Sellers with respect to their indemnification obligations set forth in Section 9.1 shall be an amount equal to the Escrow Amount (the “Cap”); provided, however, that the Cap shall not apply to any claim for indemnification arising out of or resulting from Fraud or breach of any payment obligation under Article II. Notwithstanding anything to the contrary herein, in no event shall the aggregate maximum liability of any Seller with respect to the indemnification obligations set forth in this Agreement or otherwise with respect to this Agreement exceed one hundred percent (100%) of the portion of the Purchase Price that such Seller is entitled to pursuant to this Agreement.

(c)               No Seller shall have any right to obtain damages (whether through an action for contribution or otherwise) from any Acquired Company, or their Representatives with respect to any breach of any representation, warranty, covenant or agreement hereunder and each Seller hereby releases, waives and discharges any such rights and all other rights in connection herewith against and Acquired Company and their Representatives.

9.3              Indemnification by Buyer.

(a)               Buyer, from and after the Closing, shall be liable for and shall indemnify each of Sellers and their Affiliates and each of their respective Representatives (the “Seller Indemnitees”) against and hold it harmless from any Loss suffered or incurred by such Seller Indemnitee arising out of or resulting from (i) any breach or inaccuracy of any representation or warranty of Buyer contained herein, or (ii) any breach or non-fulfillment of any covenant of Buyer contained herein.

(b)               Notwithstanding anything to the contrary contained herein, Buyer shall not have any liability under Section 9.3(a) for any Loss unless (i) the amount of the Loss (or series of related Losses) exceeds the De Minimis Amount and (ii) the aggregate amount of all Losses for which the Seller Indemnitees seek indemnification under Section 9.3(a) exceeds, on a cumulative basis, an amount equal to the Deductible, whereupon the Seller Indemnitees shall be entitled to only the amount of such Losses that exceeds the Deductible; provided, however, that the De Minimis Amount and the Deductible shall not apply to any claim for indemnification arising out of or resulting from any claim based on Fraud or breach of any payment obligation under Article II or any Fundamental Representation of Buyer.

(c)               Notwithstanding anything to the contrary herein, the aggregate maximum liability of Buyer with respect to its indemnification obligations set forth in Section 9.3(a) shall be an amount equal to the Cap; provided, however, that the Cap shall not apply to any claim for indemnification arising out of or resulting from any claim based on Fraud or breach of any payment obligation under Article II. Notwithstanding anything to the contrary herein, in no event shall aggregate maximum liability of the Buyer with respect to the indemnification obligations set forth in this Agreement exceed one hundred percent (100%) of the Purchase Price.

9.4              Calculation of Losses.

(a)               The amount of any Loss for which indemnification is provided under this Article IX shall be net of any amounts recovered by the Indemnified Party under any insurance policy or from any third party with respect to such Loss. Each Indemnified Party shall use commercially reasonable efforts to collect the proceeds of any insurance or any obligation of any third party which would have the effect of reducing any Losses. If an Indemnified Party recovers under any insurance policy or from any third party, with respect to any Loss for which an Indemnifying Party has actually made an indemnification payment pursuant to this Article IX, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered but not in excess of the amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim.

(b)               Notwithstanding anything in this Agreement to the contrary, solely for purposes of the indemnification provisions set forth in Section 9.1 and Section 9.3, if any representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement is qualified by materiality, “Material Adverse Effect,” or any other similar qualification, such qualification will be ignored and deemed not included in such representation or warranty for purposes of (i) determining whether there has been a breach of or inaccuracy in such representation or warranty and (ii) calculating the amount of Losses resulting from, arising out of, or relating to such breach or inaccuracy.

9.5              Survival. The representations, warranties, covenants and agreements contained herein and in any certificate delivered pursuant hereto shall survive as follows:

(a)               all representations and warranties shall survive for six (6) months after the Closing (“General Survival Period”), except for any Fundamental Representation, which shall survive until January 31, 2021 (“Extended Survival Period”);

(b)             the indemnity obligations set forth in Section 9.1(a)(ii) shall survive for six (6) months following the expiration of the applicable post-closing covenant;

(c)               the Specified Interim Covenants shall survive for the General Survival Period;

(d)               the indemnity obligation set forth in Section 9.1(a)(iv) shall survive for the Extended Survival Period;

(e)               The obligation to indemnify and hold harmless any party pursuant to Section 9.1(a) or Section 9.3(a) shall terminate when the applicable representation, warranty or covenant terminates in accordance with this Section 9.5; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any claim based on Fraud and any item as to which the Indemnified Party shall have, before the expiration of the General Survival Period or Extended Survival Period, as applicable, made a claim by delivering a notice of such claim in accordance with Section 9.6 or Section 9.7, as applicable to the Indemnifying Party; and

(f)                None of the covenants or other agreements shall survive the Closing Date other than (i) those which by their terms contemplate performance after the Closing Date (including, for the avoidance of doubt, the indemnity provisions set forth in this Article IX), and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms and (ii) as otherwise provided by this Section 9.5.

9.6              Third Party Claims.

(a)               If a third party initiates a claim, demand, dispute, lawsuit or arbitration (a “Third-Party Claim”) against any Buyer Indemnitee (the “Indemnified Party”) with respect to any matter that the Indemnified Party may make a claim for indemnification against the Sellers (the “Indemnifying Party”) under this Article IX, then the Indemnified Party must promptly (and in any event within ten (10) Business Days) notify the Indemnifying Party in writing of the existence of such Third-Party Claim (setting forth in reasonable detail the facts giving rise to such Third-Party Claim (to the extent known by the Indemnified Party) and the amount or estimated amount (to the extent reasonably estimable) of Losses arising out of such Third-Party Claim) and must deliver copies of any documents served on the Indemnified Party with respect to the Third-Party Claim; provided, however, that any failure on the part of an Indemnified Party to so notify an Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this Article IX (except to the extent such failure materially prejudices the defense of such proceeding). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, promptly (and in any event within ten (10) Business Days) after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim.

(b)               Upon receipt of the notice described in Section 9.6(a), the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim, in which case: (i) the Indemnifying Party may defend against, and consent to the entry of any judgment on or enter into any settlement with respect to, the Third-Party Claim in any manner it may reasonably deem appropriate; provided, that the Indemnifying Party shall not be permitted to settle or consent to the entry of judgment with respect to any Third-Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) if (x) as a result of such settlement or judgment, injunctive or other equitable relief would be imposed on the Indemnified Party, (y) such settlement or judgment does not include as an unconditional term thereof the giving of a release from all liability by such third-party claimant or plaintiff to the Indemnified Party in respect of the Third-Party Claim or (z) such settlement or judgment includes any finding or admission of any violation of applicable Law, breach of Contract or any other adverse finding with respect to the Indemnified Party; and (ii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer arising out or resulting from the Third-Party Claim to the fullest extent provided in (but subject to the limitations contained in) this Article IX; provided, further, however, that the Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over the defense or settlement of any Third-Party Claim if (A) such Third-Party Claim for indemnification is with respect to a criminal Proceeding, indictment or allegation with respect to the Indemnified Party, (B) such Third-Party Claim is reasonably expected to result in Losses in an aggregate amount in excess of 190% of the total indemnification payment obligation that Sellers would have to the Buyer Indemnitees after application of the limitations set forth in this Article IX, (C) the Third-Party Claim seeks an injunction or other equitable relief against the Indemnified Party or seeks to revoke any material Permit of any Acquired Companies, (D) such Third-Party Claim is reasonably expected to have a material adverse effect on the reputation of Guarantor or the Acquired Companies, taken as a whole or (E) such Third-Party Claim would present a material conflict of interest in the case of joint representation of the Indemnified Party and the Indemnifying Party; provided, further, however, that the Indemnified Party shall be required to obtain consent from the Indemnifying Party prior to settling or compromising any Third-Party Claim pursuant to this Section 9.6(b) that would require Sellers to indemnify any Buyer Indemnitee for Losses, and provided further, that the Indemnifying Party shall have the right to participate (at its expense and with counsel of its choosing) in any such matter that is reasonably expected to result in any such indemnification obligation by Sellers. If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available at such times and places as may be reasonably necessary to defend against such Third-Party Claim for the purpose of providing additional information, explanation or testimony in connection with such Third-Party Claim.

(c)               Notwithstanding the foregoing, if the Indemnifying Party does not, within fifteen (15) Business Days after receipt of a claim notice with respect to a Third-Party Claim, furnish written notice to the Indemnified Party that such Indemnifying Party elects to retain counsel and assume control of the defense of such Third-Party Claim in accordance with the provisions of Section 9.6(b), then the Indemnified Party shall have the right, and without waiving any rights against the Indemnifying Party, to continue the defense of, and to compromise or settle such Third-Party Claim on behalf and for the account of the Indemnifying Party, and subject to the limitations set forth in this Agreement, shall be entitled to collect the amount of any Losses in connection therewith from the Indemnifying Party.

(d)               Diligence. The representations and warranties of the Parties contained in this Agreement and in any certificate delivered pursuant to this Agreement, and the rights and remedies of the Buyer Indemnitees with respect thereto, will not be affected by any disclosure made to Buyer Indemnitees, made by or on behalf of the Sellers, other than in the Disclosure Schedules, prior to the Closing and regardless of whether such disclosure was obtained from the Sellers, Sellers’ Representative, or any other Person on behalf of the Sellers; provided, however, that neither Buyer nor any Buyer Indemnitee shall be entitled to indemnification or any other remedy for any breach of any representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement if Buyer had actual knowledge (as opposed to constructive or imputed knowledge) of such breach as of the date of this Agreement.

9.7              Other Claims(a). In the event any Indemnified Party has a claim against any Indemnifying Party under Section 9.1 or Section 9.3(a) that does not involve a Third-Party Claim, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party (setting forth in reasonable detail the facts giving rise to such claim (to the extent known by the Indemnified Party) and the amount or estimated amount (to the extent reasonably estimable) of Losses arising out of such claim) promptly (and in any event within ten (10) Business Days) after becoming aware of such claim; provided, however, that any failure on the part of an Indemnified Party to so notify an Indemnifying Party shall not limit any of the obligations of the Indemnifying Party under this Article IX (except to the extent such failure materially prejudices the Indemnifying Party).

9.8              Mitigation(a). The Buyer and each Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which any party is obligated to indemnify any other party hereunder, including by making all reasonable efforts to mitigate or resolve any such claim or liability after such party gains actual knowledge of such claim or liability. In the event that the Buyer or any Seller fails to make such reasonable efforts to mitigate or resolve any claim or liability in violation of the preceding sentence, then notwithstanding anything else to the contrary contained herein, the other parties shall not be required to indemnify any Person for any Loss that would reasonably be expected to have been avoided if the Buyer or such Seller, as the case may be, had made such efforts.

9.9              No Multiple Recoveries(a). No Indemnified Party shall be entitled to recover from the Indemnifying Party under this Article IX more than once in respect of the same Loss (notwithstanding that such Loss may result from breaches of multiple provisions of this Agreement).

9.10          Exclusive Remedy. Except for claims in respect of Fraud and except for specific performance and other equitable remedies, the right to indemnification and other rights under this Article IX shall constitute the indemnitee’s sole and exclusive remedies against the other party with respect to any and all claims arising under this Agreement.

9.11          Payment of Losses; Escrow Release.

(a)               Promptly, and in any event within five (5) Business Days, following the final determination of the amount of any Losses payable to an Indemnified Party pursuant to Article IX, the applicable Indemnifying Party or Indemnifying Parties shall pay or cause to be paid to the Indemnified Party the amount of such Losses as follows:

(i)               with respect to all indemnity claims asserted by any Seller Indemnitee, by wire transfer in immediately available federal funds to an account designated by the Seller Representative, and

(ii)              with respect to all indemnity claims asserted by any Buyer Indemnitee, in accordance with Sections 9.11(b) – (c).

(b)               Following the final determination of any Losses payable to a Buyer Indemnitee pursuant to this Article IX arising from the indemnification obligations set forth in Section 9.1, the Buyer shall, as the sole source of recourse, instruct the Escrow Agent and the Sellers’ Representative shall promptly, and in any event within five (5) Business Days, deliver a counterpart of such instructions to the Escrow Agent to promptly release to the Buyer (on behalf of the applicable Buyer Indemnitee) funds from the Escrow Account equal to the lesser of (i) the amount of the applicable Losses and (ii) the then-remaining balance of the Escrow Account; provided, that, notwithstanding anything to the contrary herein, if any such Losses arise from the indemnification obligations set forth in Section 9.1(a)(ii) then the amount to be released to the Buyer (on behalf of the applicable Buyer Indemnitee) shall be the lesser of (i) the amount of the applicable Losses and (ii) the portion of the then-remaining balance of the Escrow Account that is allocated to such Seller in accordance with the Waterfall, which allocation is set forth in the sheet entitled “Escrow Allocation” in the Waterfall (amounts released to the Buyer pursuant to this proviso in respect of a Seller, an “Individual Released Amount”). For the avoidance of doubt, if the then-remaining balance of the Escrow Account is not sufficient to cover the amount of any Losses payable to a Buyer Indemnitee pursuant to the immediately preceding sentence, the Sellers shall have no obligation to pay to the Buyer (on behalf of the applicable Buyer Indemnitee) the remaining amount of such Losses. The right to receive such distributions from the Escrow Account pursuant to this Section 9.11(b) shall be the sole and exclusive source for indemnification of the Buyer Indemnitees under this Article IX. For the avoidance of doubt, Buyer shall be entitled to assert a claim against the Escrow Account irrespective of whether any particular breach of representation or warranty or other indemnifiable matter may be attributable to one or more Sellers.

(c)               Upon expiration of the Extended Survival Period (the “Escrow Release Date”), the Buyer and the Sellers’ Representative shall instruct the Escrow Agent to release to each Seller its pro rata portion (as set forth in the sheet entitled “Escrow Allocation” in the Waterfall) of the amount equal to (i) the then-remaining balance of the Escrow Account, minus (ii) the amount of Losses for which any Buyer Indemnitee has timely made a bona fide claim for indemnification pursuant to this Article IX and which claim has not then been finally determined pursuant to this Article IX; provided that if any Individual Released Amount was paid to a Buyer Indemnitee in respect of such Seller, then appropriate adjustment to the amount payable to such Seller and the other Sellers shall be made to account for such Individual Released Amount. In the event any portion of the Escrow Account is not released to the Sellers on the Escrow Release Date as a result of the pendency of any bona fide claim by a Buyer Indemnitee for indemnification pursuant to this Article IX properly asserted prior to the Escrow Release Date, upon such claim being finally determined in accordance with this Article IX, the Buyer and the Sellers’ Representative shall promptly and in any event within five (5) Business Days following the final determination of any such outstanding claims and, as applicable, jointly instruct the Escrow Agent to disburse (i) payment to the Buyer, if any, arising as a result of the final resolution of such outstanding claim and (ii) the then-remaining balance of the Escrow Account (excluding any portion thereof that relates to any claims that have been properly asserted prior to the Escrow Release Date and have not then been finally determined) to the Sellers’ Representative for distribution to the Sellers.

X.	TERMINATION.

10.1          Termination Rights. This Agreement may be terminated at any time prior to the Closing:

(a)               by mutual written consent of the Buyer and Sellers’ Representative;

(b)              by Sellers’ Representative, if Buyer breaches its representations and warranties or any such representations and warranties herein become untrue or inaccurate or Buyer fails to comply with any of its covenants or obligations contained herein, in each case such that the conditions to Closing set forth in Section 8.1 and Section 8.3 would not be satisfied, and, in both cases, such failure to comply or breach is not cured (to the extent curable) by Buyer within fifteen (15) days after delivery of notice thereof by Sellers’ Representative; provided, however, that by Sellers’ Representative shall not have the right to terminate this Agreement pursuant to this Section 10.1(b) if Sellers are then in breach of any representation or warranty or covenant that would reasonably be expected to result in the failure of any condition set forth in Section 8.1 and Section 8.2 to be satisfied on or prior to the Outside Date;

(c)               by Buyer, if any Seller breaches any of its representations and warranties or any such representations and warranties herein become untrue or inaccurate or any Seller fails to comply with any of its covenants or obligations contained herein, in each case such that the conditions to Closing set forth in Section 8.1 and Section 8.2 would not be satisfied, and, in both cases, such failure to comply or breach is not cured (to the extent curable) by such Seller within fifteen (15) days after delivery of notice thereof by Buyer; provided, however, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 10.1(c) if Buyer is then in breach of any representation or warranty or covenant that would reasonably be expected to result in the failure of any condition set forth in Section 8.1 and Section 8.3 to be satisfied on or prior to the Outside Date;

(d)               by the Sellers’ Representative or Buyer if the Closing has not occurred by 11.59 p.m., eastern prevailing time, on November 29, 2019 (the “Outside Date”), unless the failure to consummate the Closing prior to such time is the result of a breach of this Agreement by the party seeking to terminate this Agreement; provided, however, that no party shall have the right to terminate this Agreement if it is then in breach of its representations or warranties or in default under its covenants hereunder in a manner that shall have proximately contributed to the failure of the Closing to occur by such date; or

(e)               by the Sellers’ Representative if (i) all of the conditions set forth in Section 8.1 and Section 8.2 have been and continue to be satisfied (other than those conditions, which by their terms, are to be satisfied by actions taken at Closing), (ii) the Sellers’ Representative, on behalf of the Sellers, irrevocably certifies in writing that (A) all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied (other than those conditions, which by their terms, are to be, and can be satisfied by actions taken at Closing) or will be waived by the Sellers’ Representative, to the extent that any such conditions may be waived by the Sellers’ Representative, and (B) the Sellers stand ready, willing and able to consummate the Closing, (iii) the date on which the Closing was scheduled to occur in accordance with Section 2.3 has passed, and (iv) the Buyer fails to consummate the transactions contemplated by this Agreement within two (2) Business Days after (x) all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied and (y) the Sellers’ Representative has made the certification required by Section 10.1(e)(ii).

10.2          Effect of Termination.

(a)               In the event of termination and abandonment by a party pursuant to Section 10.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any party. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party except that Section 6.9, this Article X and Article XI shall survive such termination; provided, however, that no termination of this Agreement pursuant to this Article X shall relieve any party of liability for any willful breach of any provision of this Agreement occurring before such termination. In the event of a termination or abandonment of this Agreement pursuant to Section 10.1, each party shall promptly return any materials containing personal identifying information that were disclosed in connection with the transactions contemplated hereby to the disclosing party or provide a written officer’s certification to the disclosing party that such materials have been destroyed in accordance with industry standard practices.

(b)               In the event that the Sellers’ Representative validly terminates this Agreement pursuant to Section 10.1(b) or Section 10.1(e), the Buyer shall pay, or cause to be paid, a termination fee equal to three million dollars ($3,000,000) (the “Reverse Termination Fee”) to the Sellers’ Representative, on behalf of the Sellers.  The Buyer shall pay the Reverse Termination Fee within three (3) Business Days, after the date of any such termination by the Sellers’ Representative by wire transfer of same day funds to an account designated by the Sellers’ Representative or its designee.

(c)               Notwithstanding anything to the contrary herein, if the Buyer becomes obligated to pay the Reverse Termination Fee pursuant to Section 10.2(b) and actually pays such Reverse Termination Fee, each of the parties acknowledges and agrees that the right of the Sellers’ Representative to receive the Reverse Termination Fee in accordance with Section 10.2(b) shall (x) constitute liquidated damages with respect to any claim which the Sellers’ Representative or each of the Sellers would otherwise be entitled to assert against the Buyer, any Specified Person (as defined below) or any of their respective assets, with respect to any such termination of this Agreement, and (y) be the sole and exclusive remedy of the Sellers’ Representative and each of the Sellers and each of their respective Affiliates and Representatives against or with respect to the Buyer, the Guarantor, and the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Buyer or the Guarantor or any current or future equity holder, controlling person, director, officer, employee, agent, Affiliate, member, manager, general or limited partner of any of the foregoing (collectively, the “Specified Persons”) for any Loss suffered as a result of any breach of any covenant or agreement herein, the failure of the transactions contemplated by this Agreement to be consummated, or otherwise relating to or arising out of this Agreement or the transactions contemplated hereby.  If the Buyer does not become obligated to pay the Reverse Termination Fee or does not pay such Reverse Termination Fee after becoming obligated to do so, the Sellers’ Representative, each of the Sellers and each of their respective Affiliates and Representatives shall retain all of their rights pursuant to this Agreement (including pursuant to Section 11.13) and pursuant to applicable Law. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any such termination of this Agreement under circumstances in which the Reverse Termination Fee is payable pursuant to Section 10.2(b), the right to such payment:  (A) constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination of this Agreement, and (B) shall be in full and complete satisfaction of any and all damages arising under this Agreement.  While the Sellers’ Representative and the Sellers may pursue both a grant of specific performance under Section 11.13 and the payment of the Reverse Termination Fee under Section 10.2(b), under no circumstances shall the Sellers’ Representative, and the Sellers, be permitted or entitled to receive both a grant of specific performance and payment of the Reverse Termination Fee.

XI.              MISCELLANEOUS.

11.1          Guaranty. Subject to this Section 11.1, the Guarantor hereby irrevocably, absolutely and unconditionally guarantees to the Sellers (the “Guaranty”) (i) the prompt and punctual payment of all amounts that become due and payable by the Buyer hereunder (including to each Seller Indemnitee pursuant to ARTICLE IX) when and as the same shall become due and payable in accordance with the terms hereof and (ii) the punctual performance when and as required of all other obligations of the Buyer hereunder (collectively, the “Guaranteed Obligations”). The parties acknowledge and agree that, with respect to all Guaranteed Obligations, the Guaranty constitutes a guaranty of payment and not merely of collection, and that the Guaranty shall not be conditioned or contingent upon the pursuit by any Seller of any remedies that it now has or may hereafter have against the Buyer, whether at law, in equity or otherwise, and there is no requirement that any Seller attempts to collect from the Buyer before attempting to collect from the Guarantor. This Guaranty shall not be affected by the unenforceability of the Guaranteed Obligations against the Buyer arising from (i) any bankruptcy, insolvency or like proceeding commenced by or against the Buyer, or (ii) the incapacity, lack of authority or any disability of the Buyer resulting from a breach of applicable Law by the Buyer. The Guarantor hereby (i) waives promptness, diligence, presentment, filing of claims with any court, any right to require a proceeding first against the Buyer, protest or notice to the Guarantor with respect to the applicable Guaranteed Obligation, (ii) waives all defenses that would otherwise be available to a surety or guarantor and (iii) covenants that this Guaranty will not be discharged except by complete performance or payment of the obligations contained in the applicable Guaranteed Obligation and in this Guaranty in accordance with the terms thereof and hereof, respectively. In the event that all or any portion of the Guaranteed Obligations are paid by the Buyer but all or part of such payments are rescinded or recovered from the Sellers (or any Seller Indemnitee) as a preference, fraudulent transfer or conveyance or otherwise, the obligations of the Guarantor hereunder with respect to such payments that are so rescinded or recovered shall continue and remain in full force and effect or be reinstated, as the case may be, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty. For the avoidance of doubt, the Guarantor shall have the right to assert any and all defenses to which the Buyer would be entitled pursuant to this Agreement, including with respect to any limitations on liability and survival provisions set forth in Article IX.

11.2          Further Assurances. From time to time after the Closing Date, at the request of any other party hereto, the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate the transactions contemplated hereby.

11.3          Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (x) if delivered by hand, on the date delivered by hand, (y) if delivered by reputable overnight courier, the day scheduled for delivery (or the next Business Day, if such delivery date is not a Business Day) and (z) if delivered by telecopy facsimile transmission or a signature by scanned .pdf copy and sent by email (in each case, receipt of which is confirmed), on the date on which telecopied or emailed and confirmed (or the next Business Day, if such date is not a Business Day), except for a notice of change of address, which shall be effective only upon receipt thereof, in each case, addressed as follows:

(a)          If to the Buyer or the Acquired Companies, to:

Redwood Trust, Inc.
1 Belvedere Place, Suite 300
Mill Valley, CA 94941
Email: notices@redwoodtrust.com
Attention: General Counsel

with copies to (which shall not constitute notice):

Mayer Brown LLP
1999 K Street, NW
Washington, DC 20006
Telecopy: (202) 263-3205
Email: lpryor@mayerbrown.com
Attention: Lauren B. Pryor

(b)          If to the Fortress Sellers or the Sellers’ Representative:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Telecopy: (917) 639-9672
Email: gc.credit@fortress.com
Attention: General Counsel – Credit Funds

with a copy to:

c/o Fortress Investment Group LLC
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Telecopy: (917) 639-9672
Email: mfallacara@fortress.com
Attention: Michael Fallacara

with copies to (which shall not constitute notice):

Sidley Austin LLP
787 Seventh Avenue
New York, NY 10019
Telecopy: (212) 839-8735
Email: bkrisberg@sidley.com and akirmayer@sidley.com
Attention: Brian Krisberg and Asi Kirmayer

(c)           If to the Management Seller or the Management Holders:

CoreVest Management Partners LLC

650 Fifth Avenue, Suite 2140

New York, NY 10019

Email: beth@cvest.com

Attention: Elizabeth A. O’Brien

with copies to:

CoreVest Management Partners LLC

650 Fifth Avenue, Suite 2140

New York, NY 10019

Email: chris@cvest.com and ryan@cvest.com

Attention: J. Christopher Hoeffel & Ryan McBride

with copies to (which shall not constitute notice):

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, NY 10036

Email: richard.jones@dechert.com and ken.young@dechert.com

Attention: Richard D. Jones and Kenneth E. Young

or to such other Person or address as any party shall specify by notice in writing to the other parties.

11.4          Amendment, Modification and Waiver. This Agreement may be amended, modified in whole or in part or supplemented at any time only by a signed written agreement of the parties hereto or, in the case of each Seller, by the Sellers’ Representative on behalf of such Seller. Any failure of the Sellers to comply with any term or provision of this Agreement may be waived by the Buyer, and any failure of the Buyer to comply with any term or provision of this Agreement may be waived by the Sellers’ Representative, on behalf of the Sellers, at any time only by an instrument in writing signed by or on behalf of such other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

11.5          Entire Agreement. This Agreement, the Disclosure Schedules, the Ancillary Agreements and the exhibits, schedules and other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, oral and written, with respect to its subject matter. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth in this Agreement and the Ancillary Agreements. The parties hereto have voluntarily agreed to define their rights, liabilities and obligations with respect to the sale and purchase of the Acquired Companies exclusively in contract pursuant to the express terms and provisions of this Agreement and the Ancillary Agreements, along with the Schedules and Exhibits hereto and thereto; and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement and the Ancillary Agreements, along with the Schedules and Exhibits hereto and thereto. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement and the Ancillary Agreements, along with the Schedules and Exhibits hereto and thereto (including any representations and warranties set forth herein, made in connection herewith or as an inducement to enter into this Agreement and the Ancillary Agreements) or any claim or cause of action otherwise arising out of or related to the sale and purchase of the Acquired Companies shall be those remedies available at law or in equity for breach of contract only (as such contractual remedies have been further limited or excluded pursuant to the express terms of this Agreement and the Ancillary Agreements); and the parties hereby agree that no party hereto shall have any remedies or cause of action (whether in contract or in tort) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in this Agreement and the Ancillary Agreements.

11.6          Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable by any court of competent jurisdiction under the Laws governing this Agreement, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by Law. The parties further agree that if any provision contained herein is held invalid or unenforceable in any respect, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision so as to give effect to the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.7          Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and permitted assigns, but except as contemplated herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, by any party without the prior written consent of the other parties hereto.

11.8          No Third-Party Beneficiaries. This Agreement is not intended and shall not be deemed to confer upon or give any Person except the parties hereto and their respective successors and permitted assigns, any remedy, claim, liability, reimbursement, cause of action or other right under or by reason of this Agreement, provided, however, that, notwithstanding the foregoing (i) the Covered Persons are intended third-party beneficiaries of, and may enforce, Section 6.3, (ii) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.14, and (iii) Sidley is an intended third-party beneficiary of, and may enforce, Section 11.15.

11.9          Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signature hereon shall, for all purposes, be deemed originals.

11.10      Forum; Service of Process. Any Proceeding brought by any party or any of its Affiliates arising out of or based upon this Agreement shall only be instituted in any federal or state court in New York County, New York, and each party waives any objection which it may now or hereafter have to the laying of venue of any such Proceeding, and irrevocably submits to the jurisdiction of such courts in any such Proceeding. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 11.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 11.10.

11.11      Governing Law. This Agreement shall be governed by the Laws of the State of New York, excluding choice of Law principles that would require the application of the Laws of a jurisdiction other than the State of New York.

11.12      WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.13      Specific Performance. The parties hereto hereby acknowledge and agree that the failure of any party to this Agreement to perform its agreements and covenants hereunder will cause irreparable injury to the other parties to this Agreement for which monetary damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby (a) consents to the granting of equitable relief (including specific performance and injunctive relief) from any court of competent jurisdiction to enforce any party’s obligations hereunder to prevent breaches of this Agreement, in addition to any other remedy to which it is entitled under this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, and (b) agrees that the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, none of the Sellers or the Buyer would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that any other party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section 11.13 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

11.14      Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Sellers or the Buyer under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

11.15         Acknowledgment and Waiver.

(a)               Sidley Austin LLP (“Sidley” or “Counsel”) has acted as counsel for the Fortress Sellers and the Acquired Companies (collectively, the “Clients”) for various matters before the Closing, including in connection with this Agreement and the transactions contemplated thereby (collectively, the “Pre-Closing Engagements”), and in that connection not as counsel for any other Person, including Buyer or its Affiliates. Only the Clients shall be considered clients of Counsel for purposes of the Pre-Closing Engagements. From and after the Closing, any and all communications between the Clients and Counsel made in the course of or relating to the Pre-Closing Engagements shall be deemed to be attorney-client confidences that belong solely to Fortress Sellers and not to any of the Acquired Companies. The Buyer and its Affiliates (including, after the Closing, the Acquired Companies) shall not have access to any such communications, or to the files of Counsel relating to the Pre-Closing Engagements. Without limiting the generality of the foregoing, notwithstanding that the Acquired Companies were or are clients in the Pre-Closing Engagements, from and after the Closing, (i) the Fortress Sellers shall be the sole holders of the attorney-client privilege with respect to the Pre-Closing Engagements, and none of the Buyer, the Acquired Companies or any of their respective Affiliates shall be a holder thereof, (ii) to the extent that files of Counsel in respect of the Pre-Closing Engagements would constitute property of the Clients (including the Fortress Sellers and the Acquired Companies), only the Fortress Sellers shall hold such property rights, and (iii) Counsel shall have no duty whatsoever to reveal or disclose any such attorney-client communications or files to the Buyer or any Acquired Company or any of their respective Affiliates by reason of any attorney-client relationship between Counsel and any Acquired Company or otherwise.

(b)               If the Fortress Sellers so desire, and without the need for any consent or waiver by Buyer or any Acquired Company, Counsel shall be permitted to represent Fortress Sellers after the Closing in connection with any matter, including anything related to the transactions contemplated by this Agreement or any disagreement or dispute in connection therewith or any other matter relating to a Pre-Closing Engagement. Without limiting the generality of the foregoing, after the Closing, Counsel shall be permitted to represent the Fortress Sellers, any of their Representatives, or any one or more of them, in connection with any negotiation, transaction or dispute (where “dispute” includes litigation, arbitration or other adversarial proceedings) with Buyer, any Acquired Company or any of their Representatives relating to any Pre-Closing Engagements, including indemnification claims or any other matter related to this Agreement, any Ancillary Agreement or the transactions contemplated hereby. The Buyer, on behalf of itself and its Affiliates, including the Acquired Companies, hereby consents to the disclosure to the Fortress Sellers by Counsel of any information learned by Counsel in the course of its representation of the Clients, whether or not such information is subject to the attorney-client privilege or Counsel’s duty of confidentiality and whether such disclosure is made before or after the Closing pertaining to Pre-Closing Engagements, and irrevocably waives any right it may have to discover or obtain information or documentation relating to the representation of the Clients by Counsel with respect to any Pre-Closing Engagements. The Buyer shall not, and from and after the Closing shall cause the Acquired Companies not to, assert any claim against Counsel in respect of legal services provided to the Clients by Counsel in connection with the Pre-Closing Engagements.

(c)               From and after the Closing, the Acquired Companies shall cease to have any attorney-client relationship with Counsel relating to the Pre-Closing Engagements, unless otherwise agreed to in writing by the parties hereto.

(d)               The Sellers and the Buyer (on behalf of itself, and the Acquired Companies) consent to the foregoing arrangements and waive any actual or potential conflict of interest that may be involved in connection with any representation by Counsel permitted hereunder.

11.16         Schedules and Exhibits. The Disclosure Schedules and exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Disclosure Schedules and exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Disclosure Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which the relevance of such disclosure is reasonably apparent on its face. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

[SIGNATURE PAGE FOR THE BUYER]

RWT HOLDINGS, INC.

By:	/s/ DASHIELL I. ROBINSON
	Name:	Dashiell I. Robinson
	Title:	President

[SIGNATURE PAGE FOR GUARANTOR]

REDWOOD TRUST, INC.

By:	/s/ DASHIELL I. ROBINSON
	Name:	Dashiell I. Robinson
	Title:	President

[SIGNATURE PAGE FOR EACH SELLER]

CF COREVEST PARENT I LLC

By:	/s/ CONSTANTINE M. DAKOLIAS
	Name:	Constantine M. Dakolias
	Title:	President

CF COREVEST PARENT II LLC

By:	/s/ CONSTANTINE M. DAKOLIAS
	Name:	Constantine M. Dakolias
	Title:	President

COREVEST MANAGEMENT PARTNERS LLC

By:	/s/ J. CHRISTOPHER HOEFFEL
	Name:	J. Christopher Hoeffel
	Title:	Member

[SIGNATURE PAGE FOR THE MANAGEMENT HOLDERS]

Elizabeth A. O’Brien

By:	/s/ ELIZABETH A. O’BRIEN
	Name:	Elizabeth A. O’Brien
	Title:	Chief Executive Officer

J. Christopher Hoeffel

By:	/s/ J. CHRISTOPHER HOEFFEL
	Name:	J. Christopher Hoeffel
	Title:	Chief Financial Officer

Ryan McBride

By:	/s/ Ryan McBride
	Name:	Ryan McBride
	Title:	Chief Operating Officer

Schedule A

Securitization Definitions

“Securitization Documents” means all Securitization Indentures, Securitization Servicing Agreements, Securitization Mortgage Loan Purchase Agreements and other documents contemplated thereby and entered into in connection with a securitization transaction involving one or more of the Securitization Entities, and all documents governing the business or operation of any Securitization Entity or CoreVest American Finance Depositor LLC or otherwise used in connection with the operation of such Securitization Entity or CoreVest American Finance Depositor LLC, including any prospectus, statement of additional information, articles of incorporation or trust, bylaws, registration statement, partnership agreements, limited liability company operating or other agreements, private placement or other offering memoranda, financial information, advertisements and other marketing materials, compliance and similar policies, procedures and internal controls, and similar documents.

“Securitization Entities” means (a) Colony American Finance 2015-1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, (b) Colony American Finance 2015-1, LLC, a Delaware limited liability company, (c) Colony American Finance 2016-1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, (d) Colony American Finance 2016-1, LLC, a Delaware limited liability company, (e) Colony American Finance 2016-2, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, and (f) Colony American Finance 2016-2, LLC, a Delaware limited liability company.

“Securitization Indentures” means (a) that certain Indenture, dated as of October 1, 2015, by and among Colony American Finance 2015-1, LTD., as issuer, Colony American Finance 2015-1, LLC, as co-issuer, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as note administrator, (b) that certain Indenture, dated as of May 1, 2016, by and among Colony American Finance 2016-1, LTD., as issuer, Colony American Finance 2016-1, LLC, as co-issuer, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as note administrator, and (c) that certain Indenture, dated as of November 15, 2016, by and among Colony American Finance 2016-2, LTD., as issuer, Colony American Finance 2016-2, LLC, as co-issuer, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as note administrator, in each case, as may be amended from time to time.

“Securitization Issuers” means the Securitization Entities and the Securitization Trusts.

“Securitization Mortgage Loan Purchase Agreements” means (a) that certain Mortgage Loan Purchase Agreement, dated as of October 22, 2015, between Colony American Finance, LLC (as assignee of CAF Sub REIT, Inc.), as seller, and Colony American Finance 2015-1, Ltd., as issuer, (b) that certain Mortgage Loan Purchase Agreement, dated as of May 20, 2016, between Colony American Finance, LLC (as assignee of CAF Sub REIT, Inc.), as seller, and Colony American Finance 2016-1, Ltd., as issuer, (c) that certain Mortgage Loan Purchase Agreement, dated as of November 2, 2016, between Colony American Finance, LLC (as assignee of CAF Sub REIT, Inc.), as seller, and Colony American Finance 2016-2, Ltd., as issuer, (d) that certain Mortgage Loan Purchase Agreement, dated as of October 9, 2017, between CF CoreVest Purchaser LLC, as seller, and CoreVest American Finance Depositor LLC, as purchaser, (e) that certain Mortgage Loan Purchase Agreement, dated as of December 9, 2017, between CF CoreVest Purchaser LLC, as mortgage loan seller, and CoreVest American Finance Depositor LLC, as depositor, (f) that certain Mortgage Loan Purchase Agreement, dated as of June 9, 2018, between CF CoreVest Purchaser LLC, as seller, and CoreVest American Finance Depositor LLC, as purchaser, (g) that certain Mortgage Loan Purchase Agreement, dated as of December 9, 2018, between CF CoreVest Purchaser LLC, as seller, and CoreVest American Finance Depositor LLC, as purchaser, (h) that certain Mortgage Loan Purchase Agreement, dated as of April 9, 2019, between CF CoreVest Purchaser LLC, as seller, and CoreVest American Finance Depositor LLC, as purchaser, and (i) that certain Mortgage Loan Purchase Agreement, dated as of July 9, 2019, between CF CoreVest Purchaser LLC, as seller, and CoreVest American Finance Depositor LLC, as purchase, in each case, as may be amended from time to time.

“Securitization Servicing Agreements” means (a) that certain Servicing Agreement, dated as of October 1, 2015, by and among Colony American Finance 2015-1, LTD., as issuer, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as note administrator, custodian and paying agent, and CoreVest American Finance Lender LLC (formerly known as Colony American Finance Lender, LLC) (as assignee of Colony Northstar AMC OPCO, LLC (formerly known as Colony AMC OPCO, LLC)), as property manager consultant, (b) that certain Servicing Agreement, dated as of May 1, 2016, by and among Colony American Finance 2016-1, LTD., as issuer, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Situs Holdings, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as note administrator, custodian and paying agent, and CoreVest American Finance Lender LLC (formerly known as Colony American Finance Lender, LLC) (as assignee of Colony Northstar AMC OPCO, LLC (formerly known as Colony AMC OPCO, LLC)), as property manager consultant, (c) that certain Servicing Agreement, dated as of November 15, 2016, by and among Colony American Finance 2016-2, LTD., as issuer, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Situs Holdings, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as note administrator, custodian and paying agent, and CoreVest American Finance Lender LLC (formerly known as Colony American Finance Lender, LLC) (as assignee of Colony Northstar AMC OPCO, LLC (formerly known as Colony AMC OPCO, LLC)), as property manager consultant, (d) that certain Pooling and Servicing Agreement, dated as of October 9, 2017, by and among CoreVest American Finance Depositor LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wilmington Trust, National Association, as trustee, Well Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and CoreVest American Finance Lender LLC, as property manager consultant, (e) that certain Pooling and Servicing Agreement, dated as of December 9, 2017, by and among CoreVest American Finance Depositor LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wilmington Trust, National Association, as trustee, Well Fargo Bank, National Association, as certificate administrator and custodian, CoreVest American Finance Lender LLC, as property manager consultant, and Federal Home Loan Mortgage Corporation, (f) that certain Pooling and Servicing Agreement, dated as of June 9, 2018, by and among CoreVest American Finance Depositor LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Situs Holdings, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Well Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and CoreVest American Finance Lender LLC, as property manager consultant, (g) that certain Pooling and Servicing Agreement, dated as of December 9, 2018, by and among CoreVest American Finance Depositor LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and CoreVest American Finance Lender LLC, as property manager consultant, (h) that certain Pooling and Servicing Agreement, dated as of April 9, 2019, by and among CoreVest American Finance Depositor LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Situs Holdings, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Well Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and CoreVest American Finance Lender LLC, as property manager consultant, and (i) that certain Pooling and Servicing Agreement, dated as of July 9, 2019, by and among CoreVest American Finance Depositor LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Situs Holdings, LLC, as special servicer, Wilmington Trust, National Association, as trustee, Well Fargo Bank, National Association, as certificate administrator, paying agent and custodian, and CoreVest American Finance Lender LLC, as property manager consultant, in each case, as may be amended from time to time.

“Securitization Trusts” means (a) CoreVest American Finance 2017-1 Trust, a New York common law trust, (b) CoreVest American Finance 2017-2 Trust, a New York common law trust, (c) CoreVest American Finance 2018-1 Trust, a New York common law trust, (d) CoreVest American Finance 2018-2 Trust, a New York common law trust, (e) CoreVest American Finance 2019-1 Trust, a New York common law trust and (f) CoreVest American Finance 2019-2 Trust, a New York common law trust.

Schedule 2.8

Schedule 2.8 Definitions

“Employee HoldCo” means CoreVest Employee Holdco LLC, a Delaware limited liability company.

Management Deferred Consideration Amount; Redwood Stock Allocation

At Closing, (a) Management Seller shall distribute the Management Deferred Consideration Amount to the equity holders of Management Seller on a pro rata basis, including Employee HoldCo, and (b) immediately following such distribution, Employee HoldCo shall distribute its respective portion of the Management Deferred Consideration Amount to its equity holders on a pro rata basis.

As a result of such distributions and pursuant to each Share Distribution and Acquisition Agreement, Buyer shall pay the Management Deferred Consideration Amount directly to the RWT Shareholders in the form of Redwood Stock issued by Guarantor, with the aggregate number of shares of Redwood Stock determined based upon the average of the closing stock prices of the Redwood Stock as reported on its principal exchange over the consecutive 5-Business Day period immediately prior to the second Business Day prior to the Closing, and with such shares of Redwood Stock being allocated among the RWT Shareholders based on the percentages reflected in the table below.

At least two (2) Business Days prior to the Closing Date, the Buyer shall provide the proposed final Management Deferred Consideration Amount, including a breakdown of the aggregate number of shares of Redwood Stock to be issued in connection therewith, calculated in accordance with the terms set forth above, along with reasonable documentation supporting the same, including the per Share value calculated in accordance with this Schedule 2.8.